--------------------------------------------------------------------------------

















                              AMENDED AND RESTATED
                            REVOLVING LOAN AGREEMENT

                            dated as of March 5, 1997

                                      among


                  THE TAUBMAN REALTY GROUP LIMITED PARTNERSHIP,
                                  as Borrower,


                            UNION BANK OF SWITZERLAND
                               (New York Branch),
                                   as a Bank,


                the other Banks signatory hereto, each as a Bank


                                       and


                            UNION BANK OF SWITZERLAND
                               (New York Branch),
                             as Administrative Agent



























--------------------------------------------------------------------------------

                                TABLE OF CONTENTS

                                                                            Page


                          ARTICLE I. DEFINITIONS; ETC.

      Section  1.01  Definitions...........................................  1
                     -----------
      Section  1.02  Accounting Terms...................................... 18
                     ----------------
      Section  1.03  Computation of Time Periods........................... 18
                     ---------------------------
      Section  1.04  Rules of Construction................................. 18
                     ---------------------


                              ARTICLE II. THE LOANS

      Section  2.01  The Loans; Bid Rate Loans; Purpose.................... 18
                     ----------------------------------
      Section  2.02  Bid Rate Loans........................................ 19
                     --------------
      Section  2.03  Advances, Generally................................... 22
                     -------------------
      Section  2.04  Procedures for Advances............................... 23
                     -----------------------
      Section  2.05  Intentionally Omitted................................. 23
                     ---------------------
      Section  2.06  Interest Periods; Renewals............................ 23
                     --------------------------
      Section  2.07  Interest.............................................. 24
                     --------
      Section  2.08  Fees.................................................. 24
                     ----
      Section  2.09  Notes................................................. 25
                     -----
      Section  2.10  Prepayments........................................... 26
                     -----------
      Section  2.11  Changes of Commitments................................ 26
                     ----------------------
      Section  2.12  Method of Payment..................................... 26
                     -----------------
      Section  2.13  Elections, Conversions or Continuation
                     --------------------------------------
                      of Loans............................................. 27
                      --------
      Section  2.14  Minimum Amounts....................................... 27
                     ---------------
      Section  2.15  Certain Notices Regarding Elections,
                     ------------------------------------
                      Conversions and Continuations of Loans............... 27
                      --------------------------------------
      Section  2.16  Intentionally Omitted................................. 28
                     ---------------------
      Section  2.17  Late Payment Premium.................................. 28
                     --------------------
      Section  2.18.  Letters of Credit.................................... 28
                      -----------------


                 ARTICLE III. YIELD PROTECTION; ILLEGALITY; ETC.

      Section  3.01  Additional Costs...................................... 30
                     ----------------
      Section  3.02  Limitation on Types of Loans.......................... 31
                     ----------------------------
      Section  3.03  Illegality............................................ 32
                     ----------
      Section  3.04  Treatment of Affected Loans........................... 32
                     ---------------------------
      Section  3.05  Certain Compensation.................................. 33
                     --------------------
      Section  3.06  Capital Adequacy...................................... 34
                     ----------------
      Section  3.07  Substitution of Banks................................. 34
                     ---------------------


                        ARTICLE IV. CONDITIONS PRECEDENT

      Section  4.01  Conditions Precedent to the Initial
                     -----------------------------------
                      Advance.............................................. 36
                      -------
      Section  4.02  Conditions Precedent to Advances After
                     --------------------------------------
                      the Initial Advance.................................. 37
                      -------------------
      Section  4.03  Deemed Representations................................ 38
                     ----------------------

                                                                            Page

                    ARTICLE V. REPRESENTATIONS AND WARRANTIES

      Section  5.01  Due Organization...................................... 38
                     ----------------
      Section  5.02  Power and Authority; No Conflicts;
                     ----------------------------------
                      Compliance With Laws................................. 38
                      --------------------
      Section  5.03  Legally Enforceable Agreements........................ 39
                     ------------------------------
      Section  5.04  Litigation............................................ 39
                     ----------
      Section  5.05  Good Title to Properties.............................. 39
                     ------------------------
      Section  5.06  Taxes................................................. 39
                     -----
      Section  5.07  ERISA................................................. 39
                     -----
      Section  5.08  No Default on Outstanding Judgments or
                     --------------------------------------
                      Orders............................................... 40
                      ------
      Section  5.09  No Defaults on Other Agreements....................... 40
                     -------------------------------
      Section  5.10  Government Regulation................................. 40
                     ---------------------
      Section  5.11  Environmental Protection.............................. 40
                     ------------------------
      Section  5.12  Solvency.............................................. 41
                     --------
      Section  5.13  Financial Statements.................................. 41
                     --------------------
      Section  5.14  Valid Existence of Affiliates......................... 41
                     -----------------------------
      Section  5.15  Insurance............................................. 41
                     ---------
      Section  5.16  Accuracy of Information; Full
                     -----------------------------
                      Disclosure........................................... 41
                      ----------


                        ARTICLE VI. AFFIRMATIVE COVENANTS

      Section  6.01  Maintenance of Existence.............................. 42
                     ------------------------
      Section  6.02  Maintenance of Records................................ 42
                     ----------------------
      Section  6.03  Maintenance of Insurance.............................. 42
                     ------------------------
      Section  6.04  Compliance with Laws; Payment of Taxes................ 42
                     --------------------------------------
      Section  6.05  Right of Inspection................................... 42
                     -------------------
      Section  6.06  Compliance With Environmental Laws.................... 42
                     ----------------------------------
      Section  6.07  Payment of Costs...................................... 43
                     ----------------
      Section  6.08  Maintenance of Properties............................. 43
                     -------------------------
      Section  6.09  Reporting and Miscellaneous Document
                     ------------------------------------
                      Requirements......................................... 43
                      ------------


                         ARTICLE VII. NEGATIVE COVENANTS

      Section  7.01  Mergers Etc........................................... 47
                     -----------
      Section  7.02  Investments........................................... 47
                     -----------
      Section  7.03  Sale of Assets........................................ 47
                     --------------
      Section  7.04  Interest Rate Hedging................................. 47
                     ---------------------
      Section  7.05  Partnership Committee of Borrower..................... 48
                     ---------------------------------
      SECTION  7.06  ENCUMBRANCE OF CERTAIN ASSETS......................... 48
                     -----------------------------


                        ARTICLE VIII. FINANCIAL COVENANTS

      Section  8.01  Net Worth............................................. 48
                     ---------
      Section  8.02  Relationship of Total Outstanding
                     ----------------------------------
                      Indebtedness to Gross Asset Value.................... 48
                      ---------------------------------

                                                                            Page
      Section  8.03  Relationship of Secured Indebtedness to
                     ---------------------------------------
                      Gross Asset Value.................................... 49
                      -----------------
      Section  8.04  Relationship of Combined EBITDA to
                     ----------------------------------
                      Interest Expense..................................... 49
                      ----------------
      Section  8.05  Relationship of Combined EBITDA to
                     ----------------------------------
                      Adjusted Total Outstanding Indebtedness.............. 49
                      ---------------------------------------
      Section  8.06  Combined EBTDA........................................ 49
                     --------------
      Section  8.07  Unsecured Debt Yield.................................. 49
                     --------------------
      Section  8.08  Relationship of Unencumbered Combined
                     -------------------------------------
                     EBITDA to Interest Expense on Unsecured
                     ---------------------------------------
                     Indebtedness.......................................... 49
                     ------------


                          ARTICLE IX. EVENTS OF DEFAULT

      Section  9.01  Events of Default..................................... 49
                     -----------------
      Section  9.02  Remedies.............................................. 52
                     --------


           ARTICLE X. THE ADMINISTRATIVE AGENT; RELATIONS AMONG BANKS

      Section 10.01  Appointment, Powers and Immunities of
                     -------------------------------------
                      Administrative Agent................................. 52
                      --------------------
      Section 10.02  Reliance by Administrative Agent...................... 53
                     --------------------------------
      Section 10.03  Defaults.............................................. 53
                     --------
      Section 10.04  Rights of Administrative Agent as a
                     -----------------------------------
                      Bank................................................. 54
                      ----
      Section 10.05  Indemnification of Administrative Agent............... 54
                     ---------------------------------------
      Section 10.06  Non-Reliance on Administrative Agent and
                     ----------------------------------------
                      Other Banks.......................................... 54
                      -----------
      Section 10.07  Failure of Administrative Agent to Act................ 55
                     --------------------------------------
      Section 10.08  Resignation or Removal of Administrative
                     ----------------------------------------
                      Agent................................................ 55
                      -----
      Section 10.09  Amendments Concerning Agency Function................. 56
                     -------------------------------------
      Section 10.10  Liability of Administrative Agent..................... 56
                     ---------------------------------
      Section 10.11  Transfer of Agency Function........................... 56
                     ---------------------------
      Section 10.12  Non-Receipt of Funds by Administrative
                     --------------------------------------
                      Agent................................................ 56
                      -----
      Section 10.13  Withholding Taxes..................................... 57
                     -----------------
      Section 10.14  Minimum Commitment by UBS............................. 57
                     -------------------------
      Section 10.15  Pro Rata Treatment.................................... 57
                     ------------------
      Section 10.16  Sharing of Payments Among Banks....................... 57
                     -------------------------------
      Section 10.17  Possession of Documents............................... 58
                     -----------------------


                        ARTICLE XI. NATURE OF OBLIGATIONS

      Section 11.01  Absolute and Unconditional Obligations................ 58
                     --------------------------------------
      Section 11.02  Non-Recourse to TRG Partners.......................... 58
                     ----------------------------

                           ARTICLE XII. MISCELLANEOUS

      Section 12.01  Binding Effect of Request for Advance................. 59
                     -------------------------------------
      Section 12.02  Amendments and Waivers................................ 59
                     ----------------------
      Section 12.03  Usury................................................. 60
                     -----
      Section 12.04  Expenses; Indemnification............................. 60
                     -------------------------
      Section 12.05  Assignment; Participation............................. 61
                     -------------------------
      Section 12.06  Documentation Satisfactory............................ 63
                     --------------------------
      Section 12.07  Notices............................................... 63
                     -------
      Section 12.08  Setoff................................................ 63
                     ------
      Section 12.09  Table of Contents; Headings........................... 64
                     ---------------------------
      Section 12.10  Severability.......................................... 64
                     ------------
      Section 12.11  Counterparts.......................................... 64
                     ------------
      Section 12.12  Integration........................................... 64
                     -----------
      SECTION 12.13  GOVERNING LAW......................................... 64
                     -------------
      Section 12.14  Waivers............................................... 64
                     -------
      SECTION 12.15  JURISDICTION; IMMUNITIES.............................. 65
                     ------------------------


EXHIBIT A      - Facility Fee Amounts

EXHIBIT B      -    Authorization Letter

EXHIBIT C-1    -    Ratable Loan Note

EXHIBIT C-2    -    Bid Rate Loan Note

EXHIBIT D      -    List of Affiliates

EXHIBIT E      -    Solvency Certificate

EXHIBIT F      -    Assignment and Assumption Agreement

EXHIBIT G-1    -    Bid Rate Quote Request

EXHIBIT G-2    -    Invitation for Bid Rate Quotes

EXHIBIT G-3    -    Bid Rate Quote

EXHIBIT G-4    -    Borrower's Acceptance of Bid Rate Quote

            AMENDED AND RESTATED REVOLVING LOAN AGREEMENT ("this Agreement") dated as of March 5, 1997 among THE TAUBMAN REALTY GROUP LIMITED PARTNERSHIP, a limited partnership organized and existing under the laws of the State of Delaware ("Borrower"), UNION BANK OF SWITZERLAND (New York Branch), as agent for the Banks (in such capacity, together with its successors in such capacity, the "Administrative Agent"), and UNION BANK OF SWITZERLAND (New York Branch) (in its individual capacity and not as the Administrative Agent, "UBS") and the lenders signatory hereto (UBS, said other lenders signatory hereto, and the lenders who from time to time become Banks pursuant to Section 3.07 or 12.05, each a "Bank" and collectively, the "Banks").

            Borrower, UBS and the Administrative Agent entered into a Revolving Loan Agreement dated as of April 29, 1994 (the "Prior Credit Agreement"), which provided for a revolving line of credit in the amount of up to One Hundred Fifty Million Dollars ($150,000,000) in favor of Borrower. The Prior Credit Agreement was amended by letter agreements dated July 21, 1994, August 10, 1994 (which, among other things, increased the amount of the credit provided thereby to up to Two Hundred Million Dollars ($200,000,000)) and June 20, 1995. In addition, pursuant to the terms and provisions of the Prior Credit Agreement, the lenders who are identified on the signature pages hereof have become "Banks" thereunder.

            Borrower, has now requested certain additional amendments to the Prior Credit Agreement (as heretofore modified as set forth above) to, among other things, (i) increase the amount of the credit provided thereby to up to Three Hundred Million Dollars ($300,000,000) and (ii) extend the Maturity Date thereof to March 5, 2000. The Administrative Agent and the Banks have agreed to Borrower's request pursuant to the terms and conditions of this Amended and Restated Revolving Loan Agreement, which supersedes the Prior Credit Agreement (as previously modified) in its entirety.

            NOW, THEREFORE, in consideration of the premises and the mutual agreements, covenants and conditions hereinafter set forth, the Prior Credit
Agreement (as previously modified) is hereby amended and restated in its entirety and Borrower, the Administrative Agent and each of the Banks agree as follows:


                          ARTICLE I. DEFINITIONS; ETC.

            Section 1.01 Definitions. As used in this Agreement the following terms have the following meanings (except as otherwise provided, terms defined in the singular to have a correlative meaning when used in the plural and vice versa):

            "Acquisition Indebtedness Adjustment" means, as of any date, the aggregate, for all acquisitions that occurred during the twelve (12)-month period ending on such date, of the product of (1) the increase in Total Outstanding Indebtedness as a result of indebtedness assumed and/or incurred in connection with the acquisition and which is still outstanding as of such date, multiplied by (2) the ratio of (A) three hundred sixty five (365) minus the number of days between the closing of the acquisition and such date to
(B) three hundred sixty five (365).

            "Acquisition Unsecured Indebtedness Adjustment" means, as of any date, the aggregate, for all acquisitions that occurred during the twelve
(12)-month period ending on such date, of the product of (1) the increase in Unsecured Indebtedness as a result of unsecured indebtedness assumed and/or incurred in connection with the acquisition and which is still outstanding as of such date, multiplied by (2) the ratio of (A) three hundred sixty five (365) minus the number of days between the closing of the acquisition and such date to
(B) three hundred sixty five (365).

            "Adjusted Total Outstanding Indebtedness" means, as of any date, Total Outstanding Indebtedness plus the Disposition Indebtedness Adjustment less the Acquisition Indebtedness Adjustment.

            "Adjusted Unsecured Indebtedness" means, as of any date, Unsecured Indebtedness plus the Disposition Unsecured Indebtedness Adjustment less the Acquisition Unsecured Indebtedness Adjustment.

            "Administrative Agent" has the meaning specified in the preamble.

            "Administrative Agent's Office" means the Administrative Agent's address located at 299 Park Avenue, New York, NY 10171, or such other address in the United States as the Administrative Agent may designate by written notice to Borrower and the Banks.

            "Affiliate" means, with respect to any Person (the "first Person"), any other Person: (1) which directly or indirectly controls, or is controlled by, or is under common control with the first Person; or (2) ten percent (10%) or more of the beneficial interest in which is directly or indirectly owned or held by the first Person. The term "control" means the possession, directly or indirectly, of the power, alone, to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise.

            "Agreement"  means  this  Revolving  Loan  Agreement,   as  amended,
supplemented or modified from time to time.

            "Applicable Lending Office" means, for each Bank and for its LIBOR Loan, Bid Rate Loan(s) or Base Rate Loan, as applicable, the lending office of such Bank (or of an Affiliate of such Bank) designated as such on its signature page hereof or in the applicable Assignment and Assumption Agreement, or such other office of such Bank (or of an Affiliate of such Bank) as such Bank may from time to time specify to the Administrative Agent and Borrower as the office by which its LIBOR Loan, Bid

Rate Loan(s) or Base Rate Loan, as applicable, is to be made and maintained.

            "Applicable Margin" means, with respect to Base Rate Loans and LIBOR Loans, the respective rates per annum determined, at any time, based on Borrower's Credit Rating at the time, in accordance with the following table. Any change in Borrower's Credit Rating causing it to move to a different range on the table shall effect an immediate change in the Applicable Margin.


================================================================================
Borrower's Credit Rating        Applicable Margin            Applicable Margin
(S&P/Moody's/Duff &             for Base Rate Loans          for LIBOR Loans
Phelps/Fitch Ratings)           (% per annum)                (% per annum)
--------------------------------------------------------------------------------
A/A2/A/A or higher                    0.00                         0.60
--------------------------------------------------------------------------------
A-/A3/A-/A-                           0.00                         0.70
--------------------------------------------------------------------------------
BBB+/Baal/BBB+/BBB+                   0.00                         0.80
--------------------------------------------------------------------------------
BBB/Baa2/BBB/BBB                      0.00                         0.90
--------------------------------------------------------------------------------
BBB-/Baa3/BBB-/BBB-                   0.00                         1.00
--------------------------------------------------------------------------------
Below BBB-/Baa3/BBB-/BBB-
or unrated                            0.35                         1.35
================================================================================


            "Assignee" has the meaning specified in Section 12.05.

            "Assignment and Assumption Agreement" means an Assignment and Assumption Agreement, substantially in the form of EXHIBIT F hereto, pursuant to which a Bank assigns and an Assignee assumes rights and obligations in accordance with Section 12.05.

            "Authorization Letter" means a letter agreement executed by Borrower in the form of EXHIBIT B hereto.

            "Available  Total Loan  Commitment"  has the  meaning  specified  in
Section 2.01(b).

            "Bank" and "Banks" have the respective meanings specified in the preamble.

            "Bank Parties" means the Administrative Agent and the Banks.

            "Banking Day" means (1) any day on which commercial banks are not authorized or required to close in New York City and (2) whenever such day relates to a LIBOR Loan, a Bid Rate Loan, an Interest Period with respect to a LIBOR Loan or a Bid Rate Loan, or notice with respect to a LIBOR Loan or a Bid Rate Loan, a day on which dealings in Dollar deposits are also carried out in the London interbank market and banks are open for business in London.

            "Banks' Valuation Consultant" means Landauer Associates, Inc. or such other appraisal firm(s) selected by the Administrative Agent and reasonably acceptable to Borrower.

            "Base Rate" means, for any day, the higher of (1) the Federal Funds Rate for such day plus one-half percent (.50%), or (2) the Prime Rate for such day.

            "Base Rate Loan" means all or any portion (as the context requires) of a Bank's Ratable Loan which shall accrue interest at a rate determined in relation to the Base Rate.

            "Bid Borrowing Limit" means fifty percent (50%) of the Total Loan Commitment.

            "Bid Rate Loan" has the meaning specified in Section 2.01(c).

            "Bid Rate Loan Note" has the meaning specified in Section 2.09.

            "Bid Rate Quote" means an offer by a Bank to make a Bid Rate Loan in accordance with Section 2.02.

            "Bid Rate  Quote  Request"  has the  meaning  specified  in  Section
2.02(a).

            "Borrower's Accountants" means Deloitte & Touche, or such other accounting firm(s) selected by Borrower and reasonably acceptable to the Required Banks.

            "Borrower" has the meaning specified in the preamble.

            "Borrower's Credit Rating" means the lower of the two (2) ratings (if there are only two (2) ratings) or the lower of the two (2) highest ratings (if there are more than two (2) ratings) assigned from time to time to Borrower's unsecured and unsubordinated long-term indebtedness by, respectively, S&P, Moody's, Duff & Phelps and Fitch. Unless such indebtedness of Borrower is rated by at least two (2) of the rating agencies identified above, at least one
(1) of which must be either S&P or Moody's, "Borrower's Credit Rating" shall be considered unrated for purposes of determining both the Applicable Margin and Commitment Fee Rate.

            "Capital Lease" means any lease which has been or should be capitalized on the books of the lessee in accordance with GAAP.

            "Closing Date" means the date this Agreement has been executed by all parties.

            "Code" means the Internal Revenue Code of 1986, as amended from time to time.

            "Combined EBTDA" means, for any period of time, Combined EBITDA less Interest Expense.

            "Combined EBITDA" means, for any period of time, (1) revenues less operating costs before interest, depreciation and amortization and unusual items for Borrower and its Consolidated Businesses (based on the accounting principles reflected in the TRG Consolidated Financial Statements as of and for the year ended December 31, 1995 contained in the Form 10-K for such period of TRG, and assuming that any dividends paid on any equity security shall not be deducted in calculating Combined EBITDA unless such equity security may be converted into a debt security at any time or is mandatorily redeemable for cash within twenty
(20) years from its initial issuance) plus (2) Borrower's beneficial interest in revenues less operating costs before interest, depreciation and amortization and unusual items (after eliminating appropriate intercompany amounts) applicable to each of the UJVs.

            "Commitment Fee Rate" means the rate per annum determined, at any time, based on Borrower's Credit Rating, in accordance with the following table. Any change in Borrower's Credit Rating which causes it to move into a different range on the table shall effect an immediate change in the Commitment Fee Rate.


Borrower's Credit Rating                           Commitment Fee Rate
(S&P/Moody's/Duff & Phelps/Fitch Ratings)             (% per annum)

A/A2/A/A or higher                                       0.15

A-/A3/A-/A-                                              0.15

BBB+/Baa1/BBB+/BBB+                                      0.20

BBB/Baa2/BBB/BBB                                         0.20

BBB-/Baa3/BBB-/BBB-                                      0.25

Below BBB-/Baa3/BBB-/BBB- or unrated                     0.25


            "Consolidated Businesses" means, collectively (1) each Affiliate of Borrower, all of the equity interests of which are, or, under GAAP, are deemed to be, owned by Borrower and (2) Taub- Co Management Inc., The Taubman Company Limited Partnership and their respective Affiliates so long as more than 90% of the equity interests in the entities referred to in this clause (2) are owned directly or indirectly by Borrower.

            "Consolidated Outstanding Indebtedness" means, as of any time, mortgage notes payable and other notes payable of

Borrower and its Consolidated Businesses, as reflected in the TRG Consolidated Financial Statements.

            "Contingent Liabilities" means the sum of (1) those liabilities, as determined in accordance with GAAP, set forth and quantified as contingent liabilities in the notes to the TRG Consolidated Financial Statements and (2) contingent liabilities, other than those described in the foregoing clause (1), which represent direct payment guaranties of Borrower; provided, however, that Contingent Liabilities shall exclude contingent liabilities which represent the "Other Party's Share" of "Duplicated Obligations" (as such quoted terms are hereinafter defined). "Duplicated Obligations" means, collectively, all those payment guaranties in respect of Debt of UJVs for which Borrower and another party are jointly and severally liable, where the other party is, in the sole judgment of the Required Banks, capable of satisfying the Other Party's Share of such obligation. "Other Party's Share" means such other party's fractional beneficial interest in the UJV in question.

            "Continue", "Continuation" and "Continued" refer to the continuation pursuant to Section 2.13 of a LIBOR Loan as a LIBOR Loan from one Interest Period to the next Interest Period.

            "Convert", "Conversion" and "Converted" refer to a conversion pursuant to Section 2.13 of a Base Rate Loan into a LIBOR Loan or a LIBOR Loan into a Base Rate Loan, each of which may be accompanied by the transfer by a Bank (at its sole discretion) of all or a portion of its Ratable Loan from one Applicable Lending Office to another.

            "Debt" means: (1) indebtedness or liability for borrowed money, or for the deferred purchase price of property or services (including trade obligations); (2) obligations as lessee under Capital Leases; (3) current liabilities in respect of unfunded vested benefits under any Plan; (4)
obligations under letters of credit issued for the account of any Person; (5) all obligations arising under bankers' or trade acceptance facilities; (6) all guarantees, endorsements (other than for collection or deposit in the ordinary course of business), and other contingent obligations to purchase any of the items included in this definition, to provide funds for payment, to supply funds to invest in any Person, or otherwise to assure a creditor against loss; (7) all obligations secured by any Lien on property owned by the Person whose Debt is being measured, whether or not the obligations have been assumed; and (8) all obligations under any agreement providing for contingent participation or other hedging mechanisms with respect to interest payable on any of the items described above in this definition.

            "Default" means any event which with the giving of notice or lapse of time, or both, would become an Event of Default.

            "Default Rate" means a rate per annum equal to: (1) with respect to Base Rate Loans, a variable rate three percent (3%) above the rate of interest then in effect thereon (including the Applicable Margin); and (2) with respect to LIBOR Loans and Bid Rate Loans, a fixed rate three percent (3%) above the rate(s) of interest in effect thereon (including the Applicable Margin or LIBOR Bid Margin, as the case may be) at the time of Default until the end of the then current Interest Period therefor and, thereafter, a variable rate three percent (3%) above the rate of interest for a Base Rate Loan (including the Applicable Margin).

            "Disposition" means a sale (whether by assignment, transfer or Capital Lease) of an asset.

            "Disposition Indebtedness Adjustment" means, as of any date, the aggregate, for all Dispositions that occurred during the twelve (12)-month period ending on such date, of the product of (1) the reduction in Total Outstanding Indebtedness as a result of indebtedness repaid in connection with the Disposition, multiplied by (2) the ratio of (A) three hundred sixty five
(365) minus the number of days between the closing of the Disposition and such date to (B) three hundred sixty five (365).

            "Disposition  Unsecured  Indebtedness  Adjustment"  means, as of any date,  the  aggregate,  for all  Dispositions  that  occurred  during the twelve
(12)-month period ending on such date, of the product of (1) the reduction in Unsecured Indebtedness as a result of unsecured indebtedness repaid in connection with the Disposition, multiplied by (2) the ratio of (A) three hundred sixty five (365) minus the number of days between the closing of the Disposition and such date to (B) three hundred sixty five (365).

            "Documentation  Agent" means Morgan  Guaranty  Trust  Company of New
York.

            "Dollars" and the sign "$" mean lawful money of the United States of America.

            "Duff & Phelps" means Duff & Phelps Credit Rating Company.

            "Elect", "Election" and "Elected" refer to election, if any, by Borrower pursuant to Section 2.13 to have all or a portion of an advance of the Ratable Loans be outstanding as LIBOR Loans.

            "Environmental Discharge" means any discharge or release of any Hazardous Materials in violation of any applicable Environmental Law.

            "Environmental Law" means any Law relating to pollution or the environment, including Laws relating to noise or to emissions, discharges, releases or threatened releases of

Hazardous Materials into the work place, the community or the environment, or otherwise relating to the generation, manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials.

            "Environmental Notice" means any written complaint, order, citation, letter, inquiry, notice or other written communication from any Person (1) affecting or relating to Borrower's compliance with any Environmental Law in connection with any activity or operations at any time conducted by Borrower,
(2) relating to the occurrence or presence of or exposure to or possible or threatened or alleged occurrence or presence of or exposure to Environmental Discharges or Hazardous Materials at any of Borrower's locations or facilities, including, without limitation: (a) the existence of any contamination or possible or threatened contamination at any such location or facility and (b) remediation of any Environmental Discharge or Hazardous Materials at any such location or facility or any part thereof; and (3) any violation or alleged violation of any relevant Environmental Law.

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, including any rules and regulation promulgated thereunder.

            "ERISA Affiliate" means any corporation or trade or business which is a member of the same controlled group of organizations (within the meaning of Section 414(b) of the Code) as Borrower or is under common control (within the meaning of Section 414(c) of the Code) with Borrower.

            "Event of Default" has the meaning specified in Section 9.01.

            "Federal Funds Rate" means, for any day, the rate per annum (expressed on a 360-day basis of calculation) equal to the weighted average of the rates on overnight federal funds transactions as published by the Federal Reserve Bank of New York for such day provided that (1) if such day is not a Banking Day, the Federal Funds Rate for such day shall be such rate on such transactions on the immediately preceding Banking Day as so published on the next succeeding Banking Day, and (2) if no such rate is so published on such next succeeding Banking Day, the Federal Funds Rate for such day shall be the average of the rates quoted by three (3) Federal Funds brokers to the Administrative Agent on such day on such transactions.

            "Fiscal Year" means each period from January 1 to December 31.

            "Fitch" means Fitch Investors Service, L.P.

            "GAAP" means generally accepted accounting principles in the United States of America as in effect from time to time, applied on a basis consistent with those used in the preparation of the financial statements referred to in Section 5.13 (except for changes concurred in by Borrower's Accountants).

            "Good Faith Contest" means the contest of an item if: (1) the item is diligently contested in good faith, and, if appropriate, by proceedings timely instituted; (2) adequate reserves are established with respect to the contested item; (3) during the period of such contest, the enforcement of any contested item is effectively stayed; and (4) the failure to pay or comply with the contested item during the period of the contest is not likely to result in a Material Adverse Change.

            "Governmental Approvals" means any authorization, consent, approval, license, permit, certification, or exemption of, registration or filing with or report or notice to, any Governmental Authority.

            "Governmental Authority" means any nation or government, any state or other political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

            "Gross Asset Value" means, as of any time, an amount, determined annually as of June 30th of each year and effective for the twelve (12)-month period beginning on the day after such date, equal to the sum of:

             (i) the lesser of (1) the aggregate book value of the long-term assets of Borrower, as reflected in the TRG Consolidated Financial Statements as of and for the year ended such June 30th, other than those assets described in clause (ii) below, or (2) five percent (5%) of the amount determined pursuant to said clause (ii); and

            (ii) the amount, determined by Borrower with the concurrence of the Banks' Valuation Consultant, equal to the aggregate of the then-current values, on a free and clear basis, of the real properties owned or leased, directly or indirectly, in whole or part, by Borrower, which are included in the TRG Consolidated Financial Statements as of and for the year ended as of such June 30th, multiplied by Borrower's respective beneficial interests in such assets (it being understood that the Banks' Valuation Consultant shall not determine the fractional beneficial interest of Borrower in such real properties);

in each case, as adjusted for any Dispositions or acquisitions subsequent to the most recent annual determination of Gross Asset Value by:

            (1) in the case of Dispositions of assets described in clause (i) above, deducting the book value of the asset disposed of, as reflected in such annual determination, less the excess, if any, of the amount determined pursuant to clause (i)(1) above over the amount determined pursuant to clause (i)(2) above (in each case, prior to the Disposition in question),

            (2) in the case of Dispositions of assets described in clause (ii) above, deducting the value for the asset determined pursuant to clause
      (ii) above,

            (3) in the case of acquisitions of assets described in clause (i) above, adding the Purchase Price for the acquired asset, and

            (4) in the case of acquisitions of assets described in clause (ii) above, adding the lesser of (A) the Purchase Price for the acquired asset or (B) the acquired asset's trailing twelve (12)-month net operating income, less any management fee adjustment, if applicable, capitalized at a rate of 8% per annum; provided, however, that at Borrower's request and expense, the Administrative Agent shall promptly cause the Banks' Valuation Consultant to appraise the acquired asset and, upon the completion of such appraisal, provided such appraisal is reasonably satisfactory to the Administrative Agent, the appraised value of the acquired asset as determined in such appraisal shall be substituted for the amount calculated pursuant to clauses (A) and (B) above.

In no event shall any adjustment pursuant to clauses (2) or (3) above cause the component of Gross Asset Value determined pursuant to clause (i) above to exceed five percent (5%) of the component determined pursuant to clause (ii) above. Any adjustment, pursuant to the operation of clauses (2) or (4) above, to the amount determined pursuant to clause (ii) above shall also effect an automatic adjustment to the component of Gross Asset Value determined pursuant to clause
(i) above by reason of the operation of clause (i)(2).

            "Hazardous Materials" means any pollutant, effluents, emissions, contaminants, toxic or hazardous wastes or substances, as any of those terms are defined from time to time in or for the purposes of any relevant Environmental Law, including asbestos fibers and friable asbestos, polychlorinated biphenyls, and any petroleum or hydrocarbon-based products or derivatives.

            "Initial Advance" means the first advance of proceeds of the Loans.

            "Interest Expense" means, for any period of time, the consolidated interest expense (without deduction of consolidated interest income) of Borrower and its Consolidated Businesses (based on the accounting principles reflected in the TRG Consolidated Financial Statements as of and for the year ended December 31, 1995 contained in the Form 10-K for such period of

TRG), including, without limitation or duplication (or, to the extent not so included, with the addition of), (1) the portion of any rental obligation in respect of any Capital Lease obligation allocable to interest expense in accordance with GAAP; (2) the amortization of Debt discounts; (3) any payments or receipts (other than up-front fees) with respect to interest rate swap or similar agreements; (4) any dividends attributable to any equity security which may be converted into a debt security of Borrower at any time or is mandatorily redeemable for cash within twenty (20) years from its initial issuance; and (5) the interest expense and items listed in clauses (1) through (4) above applicable to each of the UJVs multiplied by Borrower's respective beneficial interests in the UJVs (it being understood that the items listed in clauses (1), (2) and (3) above shall be considered part of Interest Expense even if, due to a change in GAAP, such items would no longer be considered interest expense under
GAAP).

            "Interest Period" means, (1) with respect to any LIBOR Loan, the period commencing on the date the same is advanced, converted from a Base Rate Loan or Continued, as the case may be, and ending, as Borrower may select pursuant to Section 2.06, on the numerically corresponding day in the first, second or third calendar month thereafter, provided that each such Interest Period which commences on the last Banking Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Banking Day of the appropriate calendar month; and (2) with respect to any Bid Rate Loan, the period commencing on the date the same is advanced and ending, as Borrower may select pursuant to
Section 2.02, on the numerically corresponding day in the first, second, third, sixth or twelfth calendar month thereafter, provided that each such Interest Period which commences on the last Banking Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Banking Day of the appropriate calendar month.

            "Invitation  for Bid  Rate  Quotes"  has the  meaning  specified  in
Section 2.02(b).

            "Law" means any federal, state or local statute, law, rule, regulation, ordinance, order, code, or rule of common law, now or hereafter in effect, and any judicial or administrative interpretation thereof by a
Governmental Authority or otherwise, including any judicial or administrative order, consent decree or judgment.

            "Letter of Credit" has the meaning specified in Section 2.18(a).

            "LIBOR Base Rate" means, with respect to any Interest Period therefor, the rate per annum (rounded upwards if necessary to the nearest 1/16 of 1%) quoted at approximately 11:00 a.m., New York time, by the principal New York branch of UBS two (2) Banking Days prior to the first day of such Interest Period for the offering to leading banks in the London interbank market of Dollar deposits in immediately available funds, for a period, and in an amount, comparable to such Interest Period and principal amount of the LIBOR Loan or Bid Rate Loan, as the case may be, in question outstanding during such Interest Period.

            "LIBOR Bid Margin" has the meaning specified in Section 2.02(c)(2).

            "LIBOR Bid Rate" means the rate per annum equal to the sum of (1) the LIBOR Interest Rate for the Bid Rate Loan and Interest Period in question and (2) the LIBOR Bid Margin.

            "LIBOR Interest Rate" means, for any LIBOR Loan or Bid Rate Loan, a rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined by the Administrative Agent to be equal to the quotient of (1) the LIBOR Base Rate for such LIBOR Loan or Bid Rate Loan, as the case may be, for the Interest Period therefor divided by (2) one minus the LIBOR Reserve Requirement for such LIBOR Loan or Bid Rate Loan, as the case may be, for such Interest Period.

            "LIBOR Loan" means all or any portion (as the context requires) of any Bank's Ratable Loan which shall accrue interest at rate(s) determined in relation to LIBOR Interest Rate(s).

            "LIBOR Reserve Requirement" means, for any LIBOR Loan or Bid Rate Loan, the rate at which reserves (including any marginal, supplemental or emergency reserves) are actually required to be maintained during the Interest Period for such LIBOR Loan or Bid Rate Loan under Regulation D by the applicable Bank against "Eurocurrency liabilities" (as such term is used in Regulation D). Without limiting the effect of the foregoing, the LIBOR Reserve Requirement shall also reflect any other reserves actually required to be maintained by any Bank by reason of any Regulatory Change against (1) any category of liabilities which includes deposits by reference to which the LIBOR Base Rate is to be determined as provided in the definition of "LIBOR Base Rate" in this Section
1.01 or (2) any category of extensions of credit or other assets which include loans the interest rate on which is determined on the basis of rates referred to in said definition of "LIBOR Base Rate".

            "Lien" means any mortgage, deed of trust, pledge, security interest, hypothecation, assignment for collateral purposes, deposit arrangement, lien (statutory or other), or other security agreement or charge of any kind or nature whatsoever of any third party (excluding any right of setoff but including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction to evidence any of the foregoing).

            "Loan" means, with respect to each Bank, its Ratable Loan and Bid Rate Loan(s), collectively.

            "Loan Commitment" means, with respect to each Bank, the obligation to make a Ratable Loan in the principal amount set forth below or in such Assignment and Assumption Agreement, as such amount may be reduced from time to time in accordance with the provisions of Section 2.11 or pursuant to an Assignment and Assumption Agreement:

      Bank                                               Loan Commitment
-----------------------------------------                ---------------
UBS                                                      $ 31,000,000

Morgan Guaranty Trust Company of New York                  31,000,000

Comerica Bank                                              31,000,000

Bayerische Hypotheken-und Wechsel-Bank                     31,000,000
Aktiengesellschaft (New York Branch)

PNC Bank, National Association                             25,000,000

Dresdner Bank AG                                           24,000,000

Bayerische Landesbank                                      14,000,000

Commerzbank Aktiengesellschaft, Chicago Branch             24,000,000

The First National Bank of Chicago                         14,000,000

Fleet National Bank                                        24,000,000

NationsBank of Texas, N.A.                                 17,000,000

Landesbank Hessen-Thuringen Girozentrale,                  24,000,000
 New York Branch

The Sumitomo Bank Limited, acting                          10,000,000
 through its New York Branch                             ------------

Total                                                    $300,000,000
                                                         ============


            "Loan Documents" means this Agreement, the Notes and the Solvency Certificates.

            "Material Adverse Change" means either (1) a material adverse change in the status of the business, results of operations, financial condition, property or prospects of Borrower or (2) any event or occurrence of whatever nature which is likely to have a material adverse effect on the ability of Borrower to perform its obligations under the Loan Documents.

            "Maturity Date" means March 5, 2000.

            "Moody's" means Moody's Investors Service, Inc.

            "Multiemployer Plan" means a Plan defined as such in Section 3(37) of ERISA to which contributions have been made by Borrower or any ERISA Affiliate and which is covered by Title IV of ERISA.

            "Net Worth" means the excess of Gross Asset Value over Total Outstanding Indebtedness.

            "Note" and "Notes" have the respective meanings specified in Section 2.09.

            "Obligations"   means  each  and  every  obligation,   covenant  and
agreement of Borrower, now or hereafter existing, contained in this Agreement, and any of the other Loan Documents, whether for principal, reimbursement obligations, interest, fees, expenses, indemnities or otherwise, and any amendments or supplements thereto, extensions or renewals thereof or replacements therefor, including but not limited to all indebtedness, obligations and liabilities of Borrower to the Administrative Agent and any Bank now existing or hereafter incurred under or arising out of or in connection with the Notes, this Agreement, the other Loan Documents, and any documents or instruments executed in connection therewith; in each case whether direct or indirect, joint or several, absolute or contingent, liquidated or unliquidated, now or hereafter existing, renewed or restructured, whether or not from time to time decreased or extinguished and later increased, created or incurred, and including all indebtedness of Borrower, under any instrument now or hereafter evidencing or securing any of the foregoing.

            "Parent" means, with respect to any Bank, any Person controlling such Bank.

            "PBGC" means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

            "Person" means an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

            "Plan" means any employee benefit or other plan established or maintained, or to which contributions have been made, by Borrower or any ERISA Affiliate of Borrower and which is covered by Title IV of ERISA or to which
Section 412 of the Code applies.

            "presence", when used in connection with any Environmental Discharge or Hazardous Materials, means and includes presence, generation, manufacture, installation, treatment, use, storage, handling, repair, encapsulation, disposal, transportation, spill, discharge and release.

            "Prime Rate" means that rate of interest from time to time announced by UBS at its Principal Office as its prime commercial lending rate.

            "Principal Office" means the principal office of UBS in the United States, presently located at 299 Park Avenue, New York, New York 10171.

            "Pro Rata Share" means, for purposes of this Agreement and with respect to each Bank, a fraction, the numerator of which is the amount of such Bank's Loan Commitment and the denominator of which is the Total Loan Commitment.

            "Prohibited Transaction" means any transaction set forth in Section 406 of ERISA or Section 4975 of the Code.

            "Purchase Price" means, with respect to an acquisition, the total consideration paid, including in the amount of such consideration (without duplication) (1) any Debt that, at the time of such acquisition, is directly or indirectly secured by a Lien on all or any portion of the property so acquired and any Debt to which such property is subject, including, in the case of an acquisition of any Person, any Debt of such Person, regardless of whether such Debt is secured or unsecured, or recourse or non-recourse to such Person and (2) the fair market value of any other non-cash consideration.

            "Ratable Loan" has the meaning specified in Section
2.01(b).

            "Ratable Loan Note" has the meaning specified in
Section 2.09.

            "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System, as the same may be amended or supplemented from time to time, or any similar Law from time to time in effect.

            "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System, as the same may be amended or supplemented from time to time.

            "Regulatory Change" means, with respect to any Bank, any change after the date of this Agreement in United States federal, state, municipal or foreign laws or regulations (including Regulation D) or the adoption or making after such date of any interpretations, directives or requests applying to a class of banks including such Bank of or under any United States, federal, state, municipal or foreign laws or regulations (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

            "Reportable Event" means any of the events set forth in Section 4043(b) of ERISA.

            "Required Banks" means at any time the Banks having Pro Rata Shares aggregating at least sixty six and two-thirds percent

(66-2/3%); provided, however, that during the existence of an Event of Default, the "Required Banks" shall be the Banks holding at least sixty six and two-thirds percent (66-2/3%) of the then aggregate unpaid principal amount of the Loans.

            "Secured Indebtedness" means that portion of Total Outstanding Indebtedness that is secured.

            "Solvency Certificate" means a certificate in substantially the form of EXHIBIT E hereto, to be delivered by Borrower pursuant to the terms of this Agreement.

            "Solvent" means, when used with respect to any Person, that (1) the fair value of the property of such Person, on a going concern basis, is greater than the total amount of liabilities (including, without limitation, contingent liabilities) of such Person; (2) the present fair saleable value of the assets of such Person, on a going concern basis, is not less than the amount that will be required to pay the probable liabilities of such Person on its debts as they become absolute and matured; (3) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature; (4) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Person is engaged; and (5) such Person has sufficient resources, provided that such resources are prudently utilized, to satisfy all of such Person's obligations. Contingent liabilities will be computed at the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

            "S&P" means Standard & Poor's Ratings Services, a division of McGraw-Hill Companies.

            "Supplemental Fee Letter" means that certain letter agreement, dated the date hereof, between the Administrative Agent and Borrower.

            "TCI" means Taubman Centers, Inc., a Michigan corporation.

            "Total  Loan   Commitment"   means  Three  Hundred  Million  Dollars
($300,000,000).

            "Total Outstanding Indebtedness" means the sum, without duplication, of (1) Consolidated Outstanding Indebtedness, (2) TRG's Share of UJV Combined Outstanding Indebtedness and (3) Contingent Liabilities.

            "TRG Consolidated Financial Statements" means the consolidated balance sheet and related consolidated statement of operations, accumulated deficiency in assets and cash flows, and footnotes thereto, of Borrower, prepared in accordance with GAAP.

            "TRG's Share of UJV Combined Outstanding Indebtedness" means the sum of the indebtedness of each of the UJVs contributing to UJV Combined Outstanding Indebtedness multiplied by Borrower's respective beneficial interests in each such UJV.

            "UJV Combined Outstanding Indebtedness" means, as of any time, the sum of (1) mortgage notes payable and (2) other notes payable, of the UJVs, on a combined basis, as reflected in the balance sheets of each of the UJVs, prepared in accordance with GAAP.

            "UJVs" means the unconsolidated joint ventures in which Borrower owns a beneficial interest and which are accounted for under the equity method in the TRG Consolidated Financial Statements.

            "Unencumbered Combined EBITDA" means that portion of Combined EBITDA attributable to Unencumbered Wholly-Owned Assets.

            "Unencumbered Wholly-Owned Assets" means assets, reflected on the TRG Consolidated Financial Statements, wholly owned, directly or indirectly, by Borrower and not subject to any Lien to secure all or any portion of Secured Indebtedness; provided, however, that, for purposes of this definition only, the loans described in the following table, so long as the documents in respect of the same permit secondary financing, shall not be considered part of Secured
Indebtedness:

================================================================================
Description of
Debt Obligation           Obligor            Affected Asset           Amount ($)
---------------           -------            --------------           ----------

--------------------------------------------------------------------------------
UDAG Loan                TL-Columbus       Columbus City Center        8,175,465
                         Associates
--------------------------------------------------------------------------------
Assessment Bonds -       Richmond              Hilltop land              981,545
City of Richmond         Associates
--------------------------------------------------------------------------------
Assessment Bonds -       Stoneridge           Stoneridge land          1,363,046
City of Pleasanton       Properties
--------------------------------------------------------------------------------
Assessment Bond -        Biltmore Shopping     Biltmore land           2,625,000
City of Phoenix          Center Partners
--------------------------------------------------------------------------------
Assessment Bond -        Biltmore Shopping     Biltmore land             557,742
City of Phoenix          Center Partners
================================================================================


            "Unsecured Debt Yield" means, for any calendar quarter, the ratio, expressed as a percentage, of (1) Unencumbered Combined EBITDA for the twelve
(12)-month period ending with such
calendar quarter to (2) Adjusted Unsecured Indebtedness as of the end of such calendar quarter.

            "Unsecured Indebtedness" means that portion of Total Outstanding Indebtedness that is unsecured.

            Section 1.02 Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP, and all financial data required to be delivered hereunder shall be prepared in accordance with GAAP.

            Section 1.03 Computation of Time Periods. Except as otherwise provided herein, in this Agreement, in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and words "to" and "until" each means "to but excluding".

            Section 1.04 Rules of Construction. When used in this Agreement: (1) "or" is not exclusive; (2) a reference to a Law includes any amendment or modification to such Law; (3) a reference to a Person includes its permitted successors and permitted assigns; (4) except as provided otherwise, all references to the singular shall include the plural and vice versa; (5) except as provided in this Agreement, a reference to an agreement, instrument or document shall include such agreement, instrument or document as the same may be amended, modified or supplemented from time to time in accordance with its terms and as permitted by the Loan Documents; (6) all references to Articles or Sections shall be to Articles and Sections of this Agreement unless otherwise indicated; and (7) all Exhibits to this Agreement shall be incorporated into this Agreement.


                              ARTICLE II. THE LOANS

            Section 2.01 The Loans; Bid Rate Loans; Purpose. (a) Subject to the terms and conditions of this Agreement, the Banks agree to make loans to Borrower as provided in this Section.

            (b) Each of the Banks severally agrees to make a loan to Borrower (each such loan by a Bank, a "Ratable Loan") in an amount up to its Loan Commitment pursuant to which the Bank shall from time to time advance and re-advance to Borrower an amount equal to its Pro Rata Share of the excess (the "Available Total Loan Commitment") of the Total Loan Commitment over the sum of
(1) all previous advances (including Bid Rate Loans) made by the Banks which remain unpaid and (2) the outstanding amount of all Letters of Credit. Within the limits set forth herein, Borrower may borrow from time to time under this paragraph (b) and prepay from time to time pursuant to Section 2.10 (subject, however, to the restrictions on prepayment set forth in said Section), and thereafter re-borrow pursuant to this paragraph (b) or paragraph (c) below. The Ratable Loans may be outstanding as: (1) Base Rate Loans; (2) LIBOR Loans; or
(3) a combination of the
foregoing, as Borrower shall elect and notify the Administrative Agent in accordance with Section 2.15. The LIBOR Loan and Base Rate Loan of each Bank shall be maintained at such Bank's Applicable Lending Office for its LIBOR Loan and Base Rate Loan, respectively.

            (c) In addition to Ratable Loans pursuant to paragraph (b), one (1) or more Banks may, at Borrower's request and in their sole discretion, make non-ratable loans which shall bear interest at the LIBOR Bid Rate in accordance with Section 2.02 (such loans being referred to in this Agreement as "Bid Rate Loans"). Borrower may borrow Bid Rate Loans from time to time pursuant to this paragraph (c) in an amount up to the Available Total Loan Commitment at the time of the borrowing (taking into account any repayments of the Loans made simultaneously therewith) and shall repay such Bid Rate Loans as required by
Section 2.09, and it may thereafter re-borrow pursuant to this paragraph (c) or paragraph (b) above; provided, however, that the aggregate outstanding principal amount of Bid Rate Loans at any particular time shall not exceed the Bid Borrowing Limit.

            (d) The obligations of the Banks under this Agreement are several, and no Bank shall be responsible for the failure of any other Bank to make any advance of a Loan to be made by such other Bank. However, the failure of any Bank to make any advance of the Loan to be made by it hereunder on the date specified therefor shall not relieve any other Bank of its obligation to make any advance of its Loan specified hereby to be made on such date.

            (e) Borrower shall use the proceeds of the Loans for general partnership purposes of Borrower and its Consolidated Businesses and UJVs, including costs incurred in connection with acquisitions. In no event shall proceeds of the Loans be used for the purpose, whether immediate, incidental or ultimate, of buying or carrying "margin stock" within the meaning of Regulation U.

            Section 2.02 Bid Rate Loans. (a) When Borrower wishes to request offers from the Banks to make Bid Rate Loans, it shall transmit to the Administrative Agent by facsimile a request (a "Bid Rate Quote Request") substantially in the form of EXHIBIT G-1 hereto so as to be received not later than 10:30 A.M. (New York time) on the fifth Banking Day prior to the date for funding of the Bid Rate Loan(s) proposed therein, specifying:

            (1) the proposed date of funding of the Bid Rate
      Loan(s), which shall be a Banking Day;

            (2) the aggregate amount of the Bid Rate Loans requested, which shall be Twenty Five Million Dollars ($25,000,000) or a larger integral multiple of One Million Dollars ($1,000,000); and

            (3) the duration of the Interest Period(s) applicable thereto, subject to the provisions of the definition of "Interest Period" in
      Section 1.01.

Borrower may request offers to make Bid Rate Loans for more than one (1) Interest Period in a single Bid Rate Quote Request. No funding of a Bid Rate Loan shall occur sooner than twenty eight (28) days after the funding of any other Bid Rate Loan.

            (b) Promptly upon receipt of a Bid Rate Quote Request, the Administrative Agent shall send to the Banks by facsimile an invitation (an "Invitation for Bid Rate Quotes") substantially in the form of EXHIBIT G-2 hereto, which shall constitute an invitation by Borrower to the Banks to submit Bid Rate Quotes offering to make Bid Rate Loans to which such Bid Rate Quote Request relates in accordance with this Section.

            (c) (1) Each Bank may submit a Bid Rate Quote containing an offer or offers to make Bid Rate Loans in response to any Invitation for Bid Rate Quotes. Each Bid Rate Quote must comply with the requirements of this paragraph (c) and must be submitted to the Administrative Agent by facsimile not later than 2:00 P.M. (New York time) on the fourth Banking Day prior to the proposed date of the Bid Rate Loan(s); provided that Bid Rate Quotes submitted by UBS (or any
Affiliate of the Administrative Agent) in its capacity as a Bank may be submitted, and may only be submitted, if UBS or such Affiliate notifies Borrower of the terms of the offer or offers contained therein not later than one (1) hour prior to the deadline for the other Banks. Any Bid Rate Quote so made shall (subject to Borrower's satisfaction of the conditions precedent set forth in this Agreement to its entitlement to an advance) be irrevocable except with the written consent of the Administrative Agent given on the instructions of Borrower.

              (2) Each Bid Rate Quote shall be in substantially the form of EXHIBIT G-3 hereto and shall in any case specify:

              (i) the proposed date of funding of the Bid Rate Loan(s);

             (ii) the principal amount of the Bid Rate Loan(s) for which each such offer is being made, which principal amount (w) may be greater than or less than the Loan Commitment of the quoting Bank, (x) must be in the aggregate Five Million Dollars ($5,000,000) or a larger integral multiple of One Million Dollars ($1,000,000), (y) may not exceed the principal amount of Bid Rate Loans for which offers were requested and (z) may be subject to an aggregate limitation as to the principal amount of Bid Rate Loans for which offers being made by such quoting Bank may be accepted;

            (iii) the margin above or below the applicable LIBOR Interest Rate (the "LIBOR Bid Margin") offered for each such

      Bid Rate Loan, expressed as a percentage per annum (specified to the nearest 1/1,000th of 1%) to be added to (or subtracted from) the applicable LIBOR Interest Rate;

             (iv)  the applicable Interest Period;

              (v)  the identity of the quoting Bank; and

             (vi) the LIBOR Reserve Requirement then applicable to such Bank, if any.

A Bid Rate Quote may set forth up to three (3) separate offers by the quoting Bank with respect to each Interest Period specified in the related Invitation for Bid Rate Quotes.

              (3)  Any Bid Rate Quote shall be disregarded if it:

             (i) is not substantially in conformity with EXHIBIT G-3 hereto or does not specify all of the information required by sub-paragraph (c)(2) above;

             (ii) contains qualifying, conditional or similar language (except for an aggregate limitation as provided in sub-paragraph (c)(2)(ii) above);

            (iii) proposes terms other than or in addition to those set forth in the applicable Invitation for Bid Rate Quotes; or

             (iv) arrives after the time set forth in sub-paragraph (c)(1) above.

            (d) The Administrative Agent shall on the Banking Day of receipt thereof notify Borrower in writing of the terms of (x) any Bid Rate Quote submitted by a Bank that is in accordance with paragraph (c) and (y) any Bid Rate Quote that amends, modifies or is otherwise inconsistent with a previous Bid Rate Quote submitted by such Bank with respect to the same Bid Rate Quote Request. Any such subsequent Bid Rate Quote shall be disregarded by the Administrative Agent unless such subsequent Bid Rate Quote is submitted solely to correct a manifest error in such former Bid Rate Quote or modifies the terms of such previous Bid Rate Quote to provide terms more favorable to Borrower. The Administrative Agent's notice to Borrower shall specify (A) the aggregate principal amount of Bid Rate Loans for which offers have been received for each Interest Period specified in the related Bid Rate Quote Request, (B) the respective principal amounts and LIBOR Bid Margins so offered and (C) if applicable, limitations on the aggregate principal amount of Bid Rate Loans for which offers in any single Bid Rate Quote may be accepted.

            (e) Not later than 9:30 A.M. (New York time) on the third Banking Day prior to the proposed date of funding of the Bid Rate Loan, Borrower shall notify the Administrative Agent of its acceptance or non-acceptance of the offers so notified to it pursuant to paragraph (d). A notice of acceptance shall be substantially in the form of EXHIBIT G-4 hereto and shall specify the aggregate principal amount of offers for each Interest Period that are accepted. Borrower may accept any Bid Rate Quote in whole or in part; provided that:

              (i) the principal amount of each Bid Rate Loan may not exceed the applicable amount set forth in the related Bid Rate Quote Request;

             (ii) acceptance of offers with respect to a particular Interest Period may only be made on the basis of ascending LIBOR Bid Margins offered for such Interest Period from the lowest effective cost; and

            (iii)  Borrower  may not  accept  any  offer  that is  described  in
      sub-paragraph   (c)(3)  or  that  otherwise   fails  to  comply  with  the
      requirements of this Agreement.

            (f) If offers are made by two (2) or more Banks with the same LIBOR Bid Margins, for a greater aggregate principal amount than the amount in respect of which such offers are accepted for the related Interest Period, the principal amount of Bid Rate Loans in respect of which such offers are accepted shall be allocated by the Administrative Agent among such Banks as nearly as possible (in multiples of One Hundred Thousand Dollars ($100,000), as the Administrative Agent may deem appropriate) in proportion to the aggregate principal amounts of such offers. The Administrative Agent shall promptly (and in any event within one (1) Banking Day after such offers are accepted) notify Borrower and each such Bank in writing of any such allocation of Bid Rate Loans. Determinations by the Administrative Agent of the allocation of Bid Rate Loans shall be conclusive in the absence of manifest error.

            (g) In the event that Borrower accepts the offer(s) contained in one
(1) or more Bid Rate Quotes in accordance with paragraph (e), the Bank(s) making such offer(s) shall make a Bid Rate Loan in the accepted amount (as allocated, if necessary, pursuant to paragraph (f)) on the date specified therefor, in accordance with the procedures specified in Section 2.04.

            (h) Notwithstanding anything to the contrary contained herein, each Bank shall be required to fund its Pro Rata Share of the Available Total Loan Commitment in accordance with Section 2.01(b) despite the fact that any Bank's Loan Commitment may have been or may be exceeded as a result of such Bank's making Bid Rate Loans.

            Section 2.03 Advances, Generally. The Initial Advance shall be in the minimum amount of Two Million Dollars ($2,000,000) and in integral multiples of One Hundred Thousand Dollars ($100,000) above such amount and shall be made upon satisfaction of the conditions set forth in Section 4.01. Subsequent advances shall be made no more frequently than weekly thereafter, upon satisfaction of the conditions set forth in Section 4.02. The amount of each advance subsequent to the Initial Advance shall be in the minimum amount of Two Million Dollars ($2,000,000) (unless less than Two Million Dollars ($2,000,000) is available for disbursement pursuant to the terms hereof at the time of any subsequent advance, in which case the amount of such subsequent advance shall be equal to such remaining availability) and in integral multiples of One Hundred Thousand Dollars ($100,000) above such amount. Additional restrictions on the amounts and timing of, and conditions to the making of, advances of Bid Rate Loans are set forth in Section 2.02.

            Section 2.04 Procedures for Advances. In the case of advances of Ratable Loans, Borrower shall submit to the Administrative Agent a request for each advance, stating the amount requested, and certifying the purpose for which such advance is to be used, no later than 10:00 a.m. (New York time) on the date three (3) Banking Days prior to the date the advance is to be made. In the case of advances of Bid Rate Loans, Borrower shall submit a Bid Rate Quote Request at the time specified in Section 2.02, accompanied by a certification of the purpose for which such advance is to be used. The Administrative Agent, upon its receipt and approval of the requisite documents for the advance, will so notify the Banks either by telephone or by facsimile. Not later than 10:00 a.m. (New York time) on the date of each advance, each Bank (in the case of Ratable Loans) or the applicable Bank(s) (in the case of Bid Rate Loans) shall, through its Applicable Lending Office and subject to the conditions of this Agreement, make the amount to be advanced by it on such day available to the Administrative Agent, at the Administrative Agent's Office and in immediately available funds for the account of Borrower. The amount so received by the Administrative Agent shall, subject to the conditions of this Agreement, be made available to Borrower, in immediately available funds, by the Administrative Agent's crediting an account of Borrower designated by Borrower and maintained with the Administrative Agent at the Administrative Agent's Office.

            Section  2.05  Intentionally Omitted.

            Section 2.06 Interest Periods; Renewals. In the case of the LIBOR Loans, Borrower shall select an Interest Period of any duration in accordance with the definition of Interest Period in Section 1.01, subject to the following limitations: (1) no Interest Period may extend beyond the Maturity Date; (2) if an Interest Period would end on a day which is not a Banking Day, such Interest Period shall be extended to the next Banking Day, unless such Banking Day would fall in the next calendar month, in which event such Interest Period shall end on the immediately preceding Banking Day; and (3) only five (5) discrete segments of a Bank's Ratable Loan bearing interest at a LIBOR Interest Rate, for a designated Interest Period, pursuant to a particular Election, Conversion or Continuation, may be outstanding at any one time (each such segment of each Bank's Ratable Loan corresponding to a proportionate segment of each of the other Banks' Ratable Loans).

            Upon notice to the Administrative Agent as provided in Section 2.15, Borrower may Continue any LIBOR Loan on the last day of the Interest Period of the same or different duration in accordance with the limitations provided above. If Borrower shall fail to give notice to the Administrative Agent of such a Continuation, such LIBOR Loan shall automatically become a Base Rate Loan on the last day of the current Interest Period.

            Section 2.07 Interest. Borrower shall pay interest to the Administrative Agent for the account of the applicable Bank on the outstanding and unpaid principal amount of the Loans, at a rate per annum as follows: (1) for Base Rate Loans at a rate equal to the Base Rate plus the Applicable Margin;
(2) for LIBOR Loans at a rate equal to the applicable LIBOR Interest Rate plus the Applicable Margin; and (3) for Bid Rate Loans at a rate equal to the applicable LIBOR Bid Rate. Any principal amount not paid when due (when scheduled, at acceleration or otherwise) shall bear interest thereafter, payable on demand, at the Default Rate.

            The interest rate on Base Rate Loans shall change when the Base Rate changes. Interest on Base Rate Loans, LIBOR Loans and Bid Rate Loans shall not exceed the maximum amount permitted under applicable law. Interest shall be calculated for the actual number of days elapsed on the basis of, in the case of Base Rate Loans, LIBOR Loans and Bid Rate Loans, three hundred sixty (360) days.

            Accrued interest shall be due and payable in arrears (x) in the case of the Base Rate Loans and LIBOR Loans, on the first Banking Day of each calendar month and (y) in the case of Bid Rate Loans, at the expiration of the Interest Period applicable thereto; provided, however, that interest accruing at the Default Rate shall be due and payable on demand.

            Section 2.08 Fees. (a) Borrower shall, during the term of the Loans, pay to the Administrative Agent for the account of each Bank a commitment fee computed on the daily Loan Commitment of such Bank, at a rate per annum equal to the daily Commitment Fee Rate, calculated on the basis of a year of three hundred sixty (360) days for the actual number of days elapsed. The accrued commitment fee shall be due and payable in arrears on the tenth (10th) day of March, June, September and December of each year, commencing on the first such date after the Closing Date, and upon the Maturity Date or earlier termination of the Loan Commitments.

            (b) Borrower shall pay to the Administrative Agent, for the account of the Administrative Agent, on the Closing Date and on each anniversary of the Closing Date thereafter, an annual administration fee in the amount of One Hundred Thousand Dollars ($100,000).

            (c) Borrower shall pay to the Administrative Agent, for the accounts of the parties specified therein, the fees provided for, on the dates specified, in the Supplemental Fee Letter.

            Section 2.09 Notes. The Ratable Loan made by each Bank under this Agreement shall be evidenced by, and repaid with interest in accordance with, a promissory note of Borrower in the form of EXHIBIT C-1 hereto duly completed and executed by Borrower, in the principal amount equal to such Bank's Loan Commitment, payable to such Bank for the account of its Applicable Lending Office (each such note, as the same may hereafter be amended, modified, extended, severed, assigned, substituted, renewed or restated from time to time, including any substitute note pursuant to Section 3.07 or 12.05, a "Ratable Loan Note"). The Bid Rate Loans of the Banks shall be evidenced by a single global promissory note of Borrower in the form of EXHIBIT C-2 hereto, duly completed and executed by Borrower, in the principal amount of One Hundred Fifty Million Dollars ($150,000,000), payable to the Administrative Agent for the account of the respective Banks making Bid Rate Loans (such note, as the same may hereafter be amended, modified, extended, severed, assigned, substituted, renewed or restated from time to time, the "Bid Rate Loan Note". A particular Bank's Ratable Loan Note, together with its interest, if any, in the Bid Rate Loan Note, are referred to collectively in this Agreement as such Bank's "Note"; all such Ratable Loan Notes and interests are referred to collectively in this Agreement as the "Notes". The Ratable Loan Notes shall mature, and all outstanding principal and accrued interest and other sums thereunder shall be paid in full, on the Maturity Date, as the same may be accelerated or extended. The outstanding principal amount of each Bid Rate Loan evidenced by the Bid Rate Loan Note, and all accrued interest and other sums with respect thereto, shall become due and payable to the Bank making such Bid Rate Loan at the earlier of the expiration of the Interest Period applicable thereto or the Maturity Date, as the same may be accelerated or extended.

            Each Bank is hereby authorized by Borrower to endorse on the schedule attached to the Ratable Loan Note held by it, the amount of each advance, and each payment of principal received by such Bank for the account of its Applicable Lending Office(s) on account of its Ratable Loan, which endorsement shall, in the absence of manifest error, be conclusive as to the outstanding balance of the Ratable Loan made by such Bank. The Administrative Agent is hereby authorized by Borrower to endorse on the schedule attached to the Bid Rate Loan Note the amount of each Bid Rate Loan, the name of the Bank making the same, the date of the advance thereof, the interest rate applicable thereto and the expiration of the Interest Period applicable thereto (i.e., the maturity date thereof). The failure by the Administrative Agent or any Bank to make such notations with respect to the Loans or each advance or payment shall not limit or otherwise affect the obligations of Borrower under this Agreement or the Notes.

            Section 2.10 Prepayments. Borrower may, upon at least one (1) Banking Day's notice to the Administrative Agent in the case of the Base Rate Loans, and at least two (2) Banking Days' notice to the Administrative Agent in the case of LIBOR Loans, prepay the Ratable Loans, provided that (1) any partial prepayment under this Section shall be in integral multiples of One Million Dollars ($1,000,000); (2) a LIBOR Loan may be prepaid only on the last day of the Applicable Interest Period for such LIBOR Loan; and (3) each prepayment under this Section shall include all interest accrued on the amount of principal prepaid through the date of prepayment.

            Section 2.11 Changes of Commitments. (a) At any time, Borrower shall have the right, without premium or penalty, to terminate the unused Loan Commitments, in whole or in part, from time to time, provided that: (1) Borrower shall give notice of each such termination to the Administrative Agent, specifying the amount of the termination, no later then 10:00 a.m. (New York time) on the date which is fifteen (15) days prior to the effectiveness of such termination; (2) the Loan Commitments of each of the Banks must be terminated ratably and simultaneously with those of the other Banks; and (3) each partial termination of the Loan Commitments as a whole (and corresponding reduction of the Total Loan Commitment) shall be in an integral multiple of One Million Dollars ($1,000,000).

            (b) The Loan Commitments, to the extent terminated, may not be reinstated.

            Section 2.12 Method of Payment. Borrower shall make each payment under this Agreement and under the Notes not later than 11:00 A.M. (New York time) on the date when due in Dollars to the Administrative Agent at the Administrative Agent's Office in immediately available funds. The Administrative Agent will thereafter, on the day of its receipt of each such payment, cause to be distributed to each Bank (1) such Bank's appropriate share (based upon the respective outstanding principal amounts and rate(s) of interest under the Notes of the Banks) of the payments of principal and interest in like funds for the account of such Bank's Applicable Lending Office; and (2) fees payable to such Bank in accordance with the terms of this Agreement. Borrower hereby authorizes the Administrative Agent and the Banks, if and to the extent payment by Borrower is not made when due under this Agreement or under the Notes, to charge from time to time against any account Borrower maintains with the Administrative Agent or any Bank any amount so due to the Administrative Agent and/or the Banks.

            Except to the extent provided in this Agreement, whenever any payment to be made under this Agreement or under the Notes is due on any day other than a Banking Day, such payment shall be made on the next succeeding Banking Day, and such extension of time shall in such case be included in the computation of the payment of interest and other fees, as the case may be.

            Section 2.13 Elections, Conversions or Continuation of Loans. Subject to the provisions of Article III and Sections 2.06 and 2.14, Borrower shall have the right to Elect to have all or a portion of any advance of the Ratable Loans be LIBOR Loans, to Convert Base Rate Loans into LIBOR Loans, to Convert LIBOR Loans into Base Rate Loans, or to Continue LIBOR Loans as LIBOR Loans, at any time or from time to time, provided that: (1) Borrower shall give the Administrative Agent notice of each such Election, Conversion or Continuation as provided in Section 2.15; and (2) a LIBOR Loan may be Converted or Continued only on the last day of the applicable Interest Period for such LIBOR Loan. Except as otherwise provided in this Agreement, each Election, Continuation and Conversion shall be applicable to each Bank's Ratable Loan in accordance with its Pro Rata Share.

            Section 2.14 Minimum Amounts. With respect to the Ratable Loans as a whole, each Election and each Conversion shall be in an amount at least equal to Two Million Dollars ($2,000,000) and in integral multiples of One Hundred Thousand Dollars ($100,000).

            Section 2.15 Certain Notices Regarding Elections, Conversions and Continuations of Loans. Notices by Borrower to the Administrative Agent of Elections, Conversions and Continuations of LIBOR Loans shall be irrevocable and shall be effective only if received by the Administrative Agent not later than 10:00 a.m. (New York time) on the number of Banking Days prior to the date of the relevant Election, Conversion or Continuation specified below:

                                                      Number of
      Notice                                     Banking Days Prior
--------------------------------                 ------------------
Conversions into Base Rate Loans                      two (2)

Elections of, Conversions into
or Continuations as, LIBOR Loans                     three (3)


Promptly following its receipt of any such notice, the Administrative Agent shall so advise the Banks either by telephone or by facsimile. Each such notice of Election shall specify the portion of the amount of the advance that is to be

LIBOR Loans (subject to Section 2.14) and the duration of the Interest Period applicable thereto (subject to Section 2.06); each such notice of Conversion shall specify the LIBOR Loans or Base Rate Loans to be Converted; and each such notice of Conversion or Continuation shall specify the date of Conversion or Continuation (which shall be a Banking Day), the amount thereof (subject to Section 2.14) and the duration of the Interest Period applicable thereto (subject to Section 2.06). In the event that Borrower fails to Elect to have any portion of an advance of the Ratable Loans be LIBOR Loans, the entire amount of such advance shall constitute Base Rate Loans. In the event that Borrower fails to Continue LIBOR Loans within the time period and as otherwise provided in this Section, such LIBOR Loans will be automatically Converted into Base Rate Loans on the last day of the then current applicable Interest Period for such LIBOR Loans.

            Section  2.16  Intentionally Omitted.

            Section 2.17 Late Payment Premium. Borrower shall, at the Administrative Agent's option, pay to the Administrative Agent for the account of the Banks a late payment premium in the amount of 4% of any payments of interest under the Loans made more than fifteen (15) days after the due date thereof, which shall be due with any such late payment.

            Section 2.18. Letters of Credit. 1. Borrower may request, in lieu of advances of proceeds of the Ratable Loans, that the Administrative Agent issue unconditional, irrevocable standby letters of credit (each, a "Letter of Credit") for the account of Borrower, payable by sight drafts, for such beneficiaries and with such other terms as Borrower shall specify.

            (b) The amount of any such Letter of Credit shall be limited to the lesser of (1) One Hundred Million Dollars ($100,000,000) less the amount of all other Letters of Credit then issued and outstanding or (2) the Available Total Loan Commitment, it being understood that the amount of each Letter of Credit issued and outstanding shall effect a reduction, by an equal amount, of the Available Total Loan Commitment as provided in Section 2.01(b) (such reduction to be allocated to each Bank's Ratable Loan ratably in accordance with the Banks' respective Pro Rata Shares).

            (c) The amount of each Letter of Credit shall be further subject to the limitations applicable to amounts of advances set forth in Section 2.03 and the procedures for the issuance of each Letter of Credit shall be the same as the procedures applicable to the making of advances as set forth in the first sentence of Section 2.04. Upon the Administrative Agent's receipt of a request for the issuance of, and upon its issuance of, each Letter of Credit, it shall promptly notify each of the Banks.

            (d) The Administrative Agent's issuance of each Letter of Credit shall be subject to Borrower's satisfaction of all conditions precedent to its entitlement to an advance of proceeds of the Loans.

            (e) Each Letter of Credit shall expire no later than the earlier of the Maturity Date or one (1) year after the date of its issuance.

            (f) In connection with, and as a further condition to the issuance of, each Letter of Credit, Borrower shall execute and deliver to the
Administrative Agent an application for the Letter of Credit on the Administrative Agent's standard form therefor, together with such other documents, opinions and assurances as the Administrative Agent shall reasonably require.

            (g) In connection with each Letter of Credit, Borrower hereby covenants to pay to the Administrative Agent the following fees, each payable quarterly in arrears (on the first Banking Day of each calendar quarter following the issuance of the Letter of Credit): (i) a fee, payable to the Administrative Agent for the account of the Banks, computed daily on the amount of the Letter of Credit issued and outstanding at a rate per annum equal to the "Banks' L/C Fee Rate" (as hereinafter defined) and (ii) a fee, payable to the Administrative Agent for its own account, computed daily on the amount of the Letter of Credit issued and outstanding at a rate per annum of 0.125%. For purposes of this Agreement, the "Banks' L/C Fee Rate" shall mean, at any time, a rate per annum equal to the Applicable Margin for LIBOR Loans less 0.125% per annum. It is understood and agreed that the last installment of the fees provided for in this paragraph (g) with respect to any particular Letter of Credit shall be due and payable on the first day of the calendar quarter following the return, undrawn, or cancellation of such Letter of Credit.

            (h) The parties hereto acknowledge and agree that, immediately upon notice from the Administrative Agent of any drawing under a Letter of Credit, each Bank shall, notwithstanding the existence of a Default or Event of Default or the non-satisfaction of any conditions precedent to the making of an advance of the Loans, advance proceeds of its Ratable Loan, in an amount equal to its Pro Rata Share of such drawing, which advance shall be made to the Administrative Agent to reimburse the Administrative Agent, for its own account, for such drawing. Each of the Banks further acknowledges that its obligation to fund its Pro Rata Share of drawings under Letters of Credit as aforesaid shall survive the Banks' termination of this Agreement or enforcement of remedies hereunder or under the other Loan Documents.

            (i) Borrower agrees, upon the occurrence of an Event of Default and at the request of the Administrative Agent, (i) to deposit with the Administrative Agent cash collateral in the amount of all the outstanding Letters of Credit, which cash collateral shall be held by the Administrative Agent as security for Borrower's obligations in connection with the Letters of Credit and (ii) to execute and deliver to the Administrative Agent such documents as the Administrative Agent requests to confirm and perfect the assignment of such cash collateral to the Administrative Agent.


                 ARTICLE III. YIELD PROTECTION; ILLEGALITY; ETC.

            Section 3.01 Additional Costs. Borrower shall pay directly to each Bank from time to time on demand such amounts as such Bank may determine to be necessary to compensate it for any increased costs which such Bank determines are attributable to its making or maintaining a LIBOR Loan or Bid Rate Loan, or its obligation to make or maintain a LIBOR Loan or Bid Rate Loan, or its obligation to Convert a Base Rate Loan to a LIBOR Loan hereunder, or any reduction in any amount receivable by such Bank hereunder in respect of its LIBOR Loan or Bid Rate Loan(s) or such obligations (such increases in costs and reductions in amounts receivable being herein called "Additional Costs"), in each case resulting from any Regulatory Change which:

            (1) changes the basis of taxation of any amounts payable to such Bank under this Agreement or the Notes in respect of any such LIBOR Loan or Bid Rate Loan (other than changes in the rate of general corporate, franchise, branch profit, net income or other income tax imposed on such Bank or its Applicable Lending Office by the jurisdiction in which such Bank has its principal office or such Applicable Lending Office); or

            (2) (other than to the extent the LIBOR Reserve Requirement is taken into account in determining the LIBOR Rate at the commencement of the applicable Interest Period) imposes or modifies any reserve, special deposit, deposit insurance or assessment, minimum capital, capital ratio or similar requirements relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, such Bank (including any LIBOR Loan or Bid Rate Loan or any deposits referred to in the definition of "LIBOR Interest Rate" in Section 1.01), or any commitment of such Bank (including such Bank's Loan Commitment hereunder); or

            (3) imposes any other condition affecting this Agreement or the Notes (or any of such extensions of credit or liabilities).

Notwithstanding the foregoing, in the event that any Bank determines that it shall incur Additional Costs in maintaining a LIBOR Loan, such Bank shall provide written notice thereof to Borrower (with a copy to Administrative Agent), which notice shall include the dollar amount of the Additional Costs, and Borrower shall have the option, which option must be exercised within five (5) Banking Days of Borrower's receipt of such notice, to prepay such LIBOR Loan or to Convert such LIBOR Loan into a Base Rate Loan, subject, however, to the provisions of Section 3.05.

            Without limiting the effect of the provisions of the first paragraph of this Section, in the event that, by reason of any Regulatory Change, any Bank either (1) incurs Additional Costs based on or measured by the excess above a specified level of the amount of a category of deposits of other liabilities of such Bank which includes deposits by reference to which the LIBOR Interest Rate is determined as provided in this Agreement or a category of extensions of credit or other assets of such Bank which includes loans based on the LIBOR Interest Rate or (2) becomes subject to restrictions on the amount of such a category of liabilities or assets which it may hold, then, if such Bank so elects by notice to Borrower (with a copy to the Administrative Agent), the obligation of such Bank to permit Elections of, to Continue, or to Convert Base Rate Loans into, LIBOR Loans shall be suspended (in which case the provisions of Section 3.04 shall be applicable) until such Regulatory Change ceases to be in effect.

            Determinations and allocations by a Bank for purposes of this Section of the effect of any Regulatory Change pursuant to the first or second paragraph of this Section, on its costs or rate of return of making or maintaining its Loan or portions thereof or on amounts receivable by it in respect of its Loan or portions thereof, and the amounts required to compensate such Bank under this Section, shall be conclusive absent manifest error.

            To the extent that changing the jurisdiction of a Bank's Applicable Lending Office would have the effect of minimizing Additional Costs, each such Bank shall use reasonable efforts to make such a change, provided that same would not otherwise be disadvantageous to each such Bank.

            No Bank shall be entitled to any compensation pursuant to this Section relating to any period more than ninety (90) days prior to the date notice thereof is given to Borrower by such Bank.

            Section 3.02 Limitation on Types of Loans. Anything herein to the contrary notwithstanding, if, on or prior to the determination of the LIBOR Interest Rate for any Interest Period:

            (1) the Administrative Agent determines (which determination shall be conclusive) that quotations of interest rates for the relevant deposits referred to in the definition of "LIBOR Interest Rate" in Section 1.01 are not being provided in the relevant amounts or for the relevant maturities for purposes of determining rates of interest for the LIBOR Loans or Bid Rate Loans as provided in this Agreement; or

            (2) a Bank determines (which determination shall be conclusive) and promptly notifies the Administrative Agent that the relevant rates of interest referred to in the definition of "LIBOR Interest Rate" in Section
      1.01 upon the basis of which the rate of interest for LIBOR Loans or Bid Rate Loans for such Interest Period is to be determined do not adequately cover the cost to such Bank of making or maintaining such LIBOR Loan or Bid Rate Loan for such Interest Period;

then the Administrative Agent shall give Borrower prompt notice thereof, and so long as such condition remains in effect, the Banks (or, in the case of the circumstances described in clause (2) above, the affected Bank) shall be under no obligation to permit Elections of LIBOR Loans, to Convert Base Rate Loans into LIBOR Loans or to Continue LIBOR Loans and Borrower shall, on the last day(s) of the then current Interest Period(s) for the affected outstanding LIBOR Loans or Bid Rate Loans, either (x) prepay the affected LIBOR Loans or Bid Rate Loans or (y) Convert the affected LIBOR Loans into Base Rate Loans in accordance with Section 2.13 or convert the rate of interest under the affected Bid Rate Loans to the rate applicable to Base Rate Loans by following the same procedures as are applicable for Conversions into Base Rate Loans set forth in Section 2.13.

            Section 3.03 Illegality. Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for any Bank or its Applicable Lending Office to honor its obligation to make or maintain a LIBOR Loan or a Bid Rate Loan hereunder, to allow Elections of a LIBOR Loan or to Convert a Base Rate Loan into a LIBOR Loan, then such Bank shall promptly notify the Administrative Agent and Borrower thereof and such Bank's obligation to make or maintain a LIBOR Loan or Bid Rate Loan, or to permit Elections of, to Continue, or to Convert its Base Rate Loan into, a LIBOR Loan shall be suspended (in which case the provisions of Section 3.04 shall be applicable) until such time as such Bank may again make and maintain a LIBOR Loan or Bid Rate Loan.

            Section 3.04 Treatment of Affected Loans. If the obligations of any Bank to make or maintain a LIBOR Loan or a Bid Rate Loan, or to permit an Election of a LIBOR Loan, to Continue its LIBOR Loan, or to Convert its Base Rate Loan into a LIBOR Loan, are suspended pursuant to Sections 3.01 or 3.03 (each LIBOR Loan or Bid Rate Loan so affected being herein called an "Affected Loan"), such Bank's Affected Loan shall be automatically Converted into a Base Rate Loan (or, in the case of an Affected Loan that is a Bid Rate Loan, the interest rate thereon shall be converted to the rate applicable to Base Rate Loans) on the last day of the then current Interest Period for the Affected Loan (or, in the case of a Conversion (or conversion) required by Sections 3.01 or 3.03, on such earlier date as such Bank may specify to Borrower).

            To the extent that such Bank's Affected Loan has been so Converted (or the interest rate thereon so converted), all payments and prepayments of principal which would otherwise be applied to such Bank's Affected Loan shall be applied instead to its Base Rate Loan (or to its Bid Rate Loan bearing interest at the converted rate) and such Bank shall have no obligation to Convert its Base Rate Loan into a LIBOR Loan.

            In the event that the conditions giving rise to the suspension of any Bank's obligations to permit an Election of a LIBOR Loan, to Continue its LIBOR Loan, or to Convert its Base Rate Loan into a LIBOR Loan shall cease to exist, such Bank shall provide Borrower with prompt written notice of same (with a copy to Administrative Agent), and such Bank shall again be obligated to permit an Election of a LIBOR Loan, to Continue its LIBOR Loan, or to Convert its Base Rate Loan into a LIBOR Loan in accordance with this Agreement.

            Section 3.05 Certain Compensation. Borrower shall pay to the Administrative Agent for the account of the applicable Bank, upon the request of such Bank through the Administrative Agent, such amount or amounts as shall be sufficient (in the reasonable opinion of such Bank) to compensate it for any loss, cost or expense which such Bank determines is attributable to:

            (1) any payment or  prepayment of a LIBOR Loan or Bid Rate Loan made by such Bank, or any Conversion or Continuation of a LIBOR Loan or Bid Rate Loan made by such Bank, in any such case on a date other than the last day of an applicable Interest Period, whether by reason of acceleration or otherwise; or

            (2) any failure by Borrower for any reason to Convert or Continue a LIBOR Loan to be Converted or Continued by such Bank on the date specified therefor in the relevant notice under Section 2.15; or

            (3) any failure by Borrower to borrow (or to qualify for a borrowing of) a LIBOR Loan or Bid Rate Loan which would otherwise be made hereunder on the date specified in the relevant Election notice under Section 2.15 or Bid Rate Quote acceptance under Section 2.02(e) given or submitted by Borrower.

            Without limiting the foregoing, such compensation shall include an amount equal to the present value (using as the discount rate an interest rate equal to the rate determined under (2) below) of the excess, if any, of (1) the amount of interest which otherwise would have accrued on the principal amount so paid, prepaid, Converted or Continued (or not Converted, Continued or borrowed) for the period from the date of such payment, prepayment, Conversion or Continuation (or failure to Convert, Continue or borrow) to the last day of the then current applicable Interest Period (or, in the case of a failure to Convert, Continue or borrow, to the last day of the applicable Interest Period which would have commenced on the date specified therefor in the relevant notice) at the applicable rate of interest for the LIBOR Loan or Bid Rate Loan provided for herein, over (2) the amount of interest (as reasonably determined by such Bank) based upon the interest rate which such Bank would have bid in the London interbank market for Dollar deposits, for amounts comparable to such principal amount and maturities comparable to such period. A determination of any Bank as to the amounts payable pursuant to this Section shall be conclusive absent manifest error.

            Section 3.06 Capital Adequacy. If any Bank shall have determined that, after the date hereof, the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on capital of such Bank (or its Parent) as a consequence of such Bank's obligations hereunder to a level below that which such Bank (or its Parent) could have achieved but for such adoption, change, request or directive (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Bank to be material, then from time to time, within fifteen (15) days after demand by such Bank (with a copy to the Administrative Agent), Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank (or its Parent) for such reduction. A certificate of any Bank claiming compensation under this Section, setting forth in reasonable detail the basis therefor, shall be conclusive absent manifest error.

            Section 3.07 Substitution of Banks. If any Bank (an "Affected Bank")
(i) makes demand upon Borrower for (or if Borrower is otherwise required to pay) Additional Costs pursuant to Section 3.01 or (ii) is unable to make or maintain a LIBOR Loan or Bid Rate Loan as a result of a condition described in Section
3.03 or clause (2) of Section 3.02, Borrower may, within ninety (90) days of receipt of such demand or notice (or the occurrence of such other event causing Borrower to be required to pay Additional Costs or causing said Section 3.03 or clause (2) of Section 3.02 to be applicable), as the case may be, give notice (a "Replacement Notice") to the Administrative Agent (which will promptly forward a copy of such notice to each Bank) of Borrower's intention either (x) to prepay in full the Affected Bank's Note and to terminate the Affected Bank's entire Loan Commitment or (y) to replace the Affected Bank with another financial institution (the "Replacement Bank") designated in such Replacement Notice.

            In the event Borrower opts to give the notice provided for in clause
(x) above, and if the Affected Bank shall not agree within thirty (30) days of its receipt thereof to waive the payment of the Additional Costs in question or the effect of the circumstances described in Section 3.03 or clause (2) of
Section 3.02, then, so long as no Default or Event of Default shall exist, Borrower may (notwithstanding the provisions of clause (2) of Section 2.11(a)) terminate the Affected Bank's entire Loan Commitment, provided that in connection therewith it pays to the Affected Bank all outstanding principal and accrued and unpaid interest under the Affected Bank's Note, together with all other amounts, if any, due from Borrower to the Affected Bank, including all amounts properly demanded and unreimbursed under Sections 3.01 and 3.05.

            In the event Borrower opts to give the notice provided for in clause
(y) above, and if (i) the Administrative Agent shall, within thirty (30) days of its receipt of the Replacement Notice, notify Borrower and each Bank in writing that the Replacement Bank is reasonably satisfactory to the Administrative Agent and (ii) the Affected Bank shall not, prior to the end of such thirty (30)-day period, agree to waive the payment of the Additional Costs in question or the effect of the circumstances described in Section 3.03 or clause (2) of Section 3.02, then the Affected Bank shall, so long as no Default or Event of Default shall exist, assign its Note and all of its rights and obligations under this Agreement to the Replacement Bank, and the Replacement Bank shall assume all of the Affected Bank's rights and obligations, pursuant to an agreement, substantially in the form of an Assignment and Assumption Agreement, executed by the Affected Bank and the Replacement Bank. In connection with such assignment and assumption, the Replacement Bank shall pay to the Affected Bank an amount equal to the outstanding principal amount under the Affected Bank's Note plus all interest accrued thereon, plus all other amounts, if any (other than the Additional Costs in question), then due and payable to the Affected Bank; provided, however, that prior to or simultaneously with any such assignment and assumption, Borrower shall have paid to such Affected Bank all amounts properly demanded and unreimbursed under Sections 3.01 and 3.05. Upon the effective date of such assignment and assumption, the Replacement Bank shall become a Bank Party to this Agreement and shall have all the rights and obligations of a Bank as set forth in such Assignment and Assumption Agreement, and the Affected Bank shall be released from its obligations hereunder, and no further consent or action by any party shall be required. Upon the consummation of any assignment pursuant to this Section, a substitute Ratable Loan Note shall be issued to the Replacement Bank by Borrower, in exchange for the return of the Affected Bank's Ratable Loan Note. The obligations evidenced by such substitute note shall constitute "Obligations" for all purposes of this Agreement and the other Loan Documents. If the Replacement Bank is not incorporated under the laws of the United States of America or a state thereof, it shall, prior to the first date on which interest or fees are payable hereunder for its account, deliver to Borrower and the Administrative Agent certification as to exemption from deduction or withholding of any United States federal income taxes in accordance with Section 10.13.

            Borrower, the Administrative Agent and the Banks shall execute such modifications to the Loan Documents as shall be reasonably required in connection with and to effectuate the foregoing.


                        ARTICLE IV. CONDITIONS PRECEDENT

            Section 4.01 Conditions Precedent to the Initial Advance. The obligations of the Banks hereunder and the obligation of each Bank to make the Initial Advance are subject to the condition precedent that the Administrative Agent shall have received on or before the Closing Date each of the following documents, and each of the following requirements shall have been fulfilled:

            (1) Fees and Expenses. The payment of (A) the first instalment of the annual administration fee required by Section 2.08(b); (B) all fees and expenses incurred by the Administrative Agent (including, without limitation, the reasonable fees and expenses of legal counsel); (C) the Facility Fees specified in EXHIBIT A, for the account of the respective Banks; and (D) those fees specified in the Supplemental Fee Letter to be paid on or before the Closing Date;

            (2) Note. The Notes for UBS and each of the other Banks signatory hereto, duly executed by Borrower;

            (3) Financials of Borrower. Audited TRG Consolidated Financial Statements as of and for the year ended December 31, 1995 and unaudited TRG Consolidated Financial Statements as of and for the quarter ended September 30, 1996, each acceptable to the Banks;

            (4) Evidence of Formation of Borrower.  Certified (as of the Closing
      Date)  copies  of   Borrower's   certificate   and  agreement  of  limited
      partnership, with all amendments thereto, and a certificate of the Secretary of State of the jurisdiction of formation as to its good standing therein;

            (5) Evidence of All Partnership Action. Certified (as of the Closing
      Date) copies of all documents evidencing partnership action taken by Borrower authorizing the execution, delivery and performance of the Loan Documents and each other document to be delivered by or on behalf of Borrower pursuant to this Agreement;

            (6) Incumbency and Signature Certificate of Borrower. A certificate (dated as of the Closing Date) of the Secretary of the Partnership
      Committee of Borrower certifying the names and true signatures of each person authorized to sign on behalf of Borrower;

            (7) Solvency Certificate. A Solvency Certificate, duly executed, from Borrower;

            (8) Opinion of Counsel for Borrower. A favorable opinion, dated the Closing Date, of Miro Weiner & Kramer, counsel for Borrower, as to such matters as the Administrative Agent may reasonably request;

            (9) Authorization Letter. The Authorization Letter, duly executed by Borrower;

           (10) Request for Advance. A request for an advance in accordance with Section 2.04;

           (11) Certificate. The following statements shall be true and the Administrative Agent shall have received a certificate dated the Closing Date signed by a duly authorized signatory of Borrower stating, to the best of the certifying party's knowledge, the following:

                  (a) All representations and warranties contained in this Agreement and in each of the other Loan Documents are true and correct on and as of the Closing Date as though made on and as of such date, and

                  (b) No  Default  or  Event  of  Default  has  occurred  and is continuing, or could result from the transactions contemplated by this Agreement and the other Loan Documents;

           (12) Supplemental Fee Letter. The Supplemental Fee Letter, duly executed by Borrower; and

           (13) Additional Documentation. Such other approvals, opinions or documents as the Administrative Agent or any Bank may reasonably request.

            Section 4.02 Conditions Precedent to Advances After the Initial Advance. The obligation of each Bank to make advances of the Loans subsequent to the Initial Advance shall be subject to satisfaction of the following conditions precedent:

            (1) All conditions of Section 4.01 shall have been and remain satisfied as of the date of the advance;

            (2) No Default or Event of Default shall have occurred and be continuing as of the date of the advance;

            (3) Each of the representations and warranties contained in this Agreement and in each of the other Loan Documents shall be true and correct as of the date of the advance; and

            (4) The Administrative Agent shall have received a request for an advance in accordance with Section 2.04.

            Section 4.03 Deemed Representations. Each request by Borrower for, and acceptance by Borrower of, an advance of proceeds of the Loans shall constitute a representation and warranty by Borrower that, as of both the date of such request and the date of the advance (1) no Default or Event of Default has occurred and is continuing, and (2) if any representation or warranty contained in this Agreement or the other Loan Documents is untrue or incorrect, the condition giving rise to such untruthfulness or incorrectness is not likely to result in a Material Adverse Change.


                  ARTICLE V.  REPRESENTATIONS AND WARRANTIES

            Borrower represents and warrants to the Administrative Agent and each Bank as follows:

            Section 5.01 Due Organization. Borrower is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has the partnership power and authority to own its assets and to transact the business in which it is now engaged, and, if applicable, is duly qualified as a foreign partnership and in good standing under the laws of each other jurisdiction in which such qualification is required.

            Section 5.02 Power and Authority; No Conflicts; Compliance With Laws. The execution, delivery and performance of the obligations required to be performed by Borrower of the Loan Documents does not and will not (a) require the consent or approval of its partners or such consent or approval has been obtained, (b) contravene its partnership agreement, (c) violate any provision of, or require any filing, registration, consent or approval under, any Law (including, without limitation, Regulation U), order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to it, (d) result in a breach of or constitute a default under or require any consent under any indenture or loan or credit agreement or any other agreement, lease or instrument to which it may be a party or by which it or its properties may be bound or affected except for consents which have been obtained, (e) result in, or require, the creation or imposition of any Lien, upon or with respect to any of its properties now owned or hereafter acquired, or (f) cause it to be in default under any such Law, order, writ, judgment, injunction, decree, determination or award or any such indenture, agreement, lease or instrument; to the best of its knowledge, Borrower is in compliance with all Laws applicable to it where the failure to be in compliance would cause a Material Adverse Change to occur.

            Section 5.03 Legally Enforceable Agreements. Each Loan Document is a legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency and other similar laws affecting creditors' rights generally.

            Section 5.04 Litigation. There are no actions, suits or proceedings pending or, to its knowledge, threatened against Borrower or any of its Affiliates before any court or arbitrator or any Governmental Authority except actions, suits or proceedings which have been disclosed to the Administrative Agent and the Banks in writing and which are fully covered by insurance or would, if adversely determined, not substantially impair the ability of Borrower to pay when due any amounts which may become payable under the Notes or to otherwise pay and perform its obligations in connection with the Loan.

            Section 5.05 Good Title to Properties. Borrower and each of its Affiliates have good, marketable and legal title to all of the properties and assets each of them purports to own (including, without limitation, those reflected in the December 31, 1995 financial statements referred to in Section 5.13) and, in the case of all of Borrower's shopping center properties, only with exceptions which do not materially detract from the value of such property or assets or the use thereof in Borrower's and such Affiliate's business, and except to the extent that any such properties and assets have been encumbered or disposed of since the date of such financial statements without violating any of the covenants contained in Article VII or elsewhere in this Agreement. Borrower and its Affiliates enjoy peaceful and undisturbed possession of all leased property necessary in any material respect in the conduct of their respective businesses. All such leases are valid and subsisting and are in full force and effect.

            Section 5.06 Taxes. Borrower has filed all tax returns (federal, state and local) required to be filed and has paid all taxes, assessments and governmental charges and levies due and payable without the imposition of a penalty, including interest and penalties, except to the extent they are the subject of a Good Faith Contest.

            Section 5.07 ERISA. Borrower is in compliance in all material respects with all applicable provisions of ERISA. Neither a Reportable Event nor a Prohibited Transaction has occurred with respect to any Plan; no notice of intent to terminate a Plan has been filed nor has any Plan been terminated within the past five (5) years; no circumstance exists which constitutes grounds under Section 4042 of ERISA entitling the PBGC to institute proceedings to terminate, or appoint a trustee to administer, a Plan, nor has the PBGC instituted any such proceedings; Borrower and the ERISA Affiliates thereof have not completely or partially withdrawn under Sections 4201 or 4204 of ERISA from a Multiemployer Plan; Borrower and the ERISA Affiliates thereof have met the minimum funding requirements of each under ERISA with respect to the plans of each and there are no unfunded vested liabilities with respect to any plan established or maintained by each; and Borrower and the ERISA Affiliates thereof have not incurred any liability to the PBGC under ERISA.

            Section 5.08 No Default on Outstanding Judgments or Orders. Borrower has satisfied all judgments which are not being appealed and is not in default with respect to any judgment, order, writ, injunction, decree, rule or regulation of any court, arbitrator or federal, state, municipal or other Governmental Authority, commission, board, bureau, agency or instrumentality, domestic or foreign.

            Section 5.09 No Defaults on Other Agreements. Except as disclosed to the Bank Parties in writing, including anything disclosed on financial statements, Borrower, to the best of its knowledge, is not a party to any indenture, loan or credit agreement or any lease or other agreement or instrument or subject to any partnership, trust or other restriction which is likely to result in a Material Adverse Change. To the best of its knowledge, Borrower is not in default in any respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument which is likely to result in a Material Adverse Change.

            Section 5.10 Government Regulation. Borrower is not subject to regulation under the Investment Company Act of 1940, the Interstate Commerce Act, the Federal Powers Act or any statute or regulation limiting any such Person's ability to incur indebtedness for money borrowed as contemplated hereby.

            Section 5.11 Environmental Protection. To the best of Borrower's knowledge, none of Borrower's or its Affiliates' properties contains any Hazardous Materials that, under any Environmental Law currently in effect, (1) would impose liability on Borrower that is likely to result in a Material Adverse Change, or (2) is likely to result in the imposition of a Lien on any assets of Borrower or its Affiliates, in each case if not properly handled in accordance with applicable Law. To the best of Borrower's knowledge, neither it nor any of its Affiliates is in violation of, or subject to any existing, pending or threatened investigation or proceeding by any Governmental Authority under, any Environmental Law.

            Section 5.12 Solvency. Borrower is, and upon consummation of the transactions contemplated by this Agreement, the other Loan Documents and any other documents, instruments or agreements relating thereto, will be, Solvent.

            Section 5.13 Financial Statements. The TRG Consolidated Financial Statements most recently delivered to the Banks pursuant to the terms of this Agreement are in all material respects complete and correct and fairly present the financial condition of the subjects thereof as of the dates of and for the periods covered by such statements, all in accordance with GAAP, and there has been no Material Adverse Change since the date of such most recently delivered TRG Consolidated Financial Statements.

            Section 5.14 Valid Existence of Affiliates. As of the Closing Date, the only material Affiliates of Borrower which own or lease operating shopping centers or shopping centers under construction are listed on EXHIBIT D hereto. Each such Affiliate is a partnership, limited liability company or joint venture duly organized and existing in good standing under the laws of the jurisdiction of its formation. As to each such Affiliate, its correct name, the jurisdiction of its formation and Borrower's percentage of beneficial interest therein are set forth on said EXHIBIT D. Borrower and each of such Affiliates have the power to own their respective properties and to carry on their respective businesses now being conducted. Each of Borrower and such Affiliates is duly qualified as a foreign partnership, company or venture to do business and is in good standing in every jurisdiction in which the nature of the respective businesses conducted by it or its respective properties, owned or held under lease, make such qualification necessary.

            Section 5.15 Insurance. Borrower and each of its Affiliates has in force paid insurance with financially sound and reputable insurance companies or associations in such amounts and covering such risks as are usually carried by companies engaged in the same or a similar business and similarly situated.

            Section 5.16 Accuracy of Information; Full Disclosure. Neither this Agreement nor any documents, financial statements, reports, notices, schedules, certificates, statements or other writings furnished by or on behalf of Borrower to the Administrative Agent or any Bank in connection with the negotiation of this Agreement or the consummation of the transactions contemplated hereby, or required herein to be furnished by or on behalf of Borrower, contains any untrue or misleading statement of a material fact or omits a material fact necessary to make the statements herein or therein not misleading. There is no fact which Borrower has not disclosed to the Administrative Agent and the Banks in writing which materially affects adversely nor, so far as Borrower can now foresee, will materially affect adversely the business, prospects, profits or financial condition of Borrower or the ability of Borrower to perform this Agreement and the other Loan Documents.


                        ARTICLE VI. AFFIRMATIVE COVENANTS

            So long as any of the Notes shall remain unpaid or the Loan Commitments remain in effect, or any other amount is owing by Borrower to any Bank hereunder or under any other Loan Document, Borrower shall:

            Section 6.01 Maintenance of Existence. Preserve and maintain its legal existence and, if applicable, good standing in the jurisdiction of organization and, if applicable, qualify and remain qualified as a foreign partnership in each jurisdiction in which such qualification is required, except to the extent that failure to so qualify is not likely to result in a Material Adverse Change.

            Section 6.02 Maintenance of Records. Keep adequate records and books of account, in which complete entries will be made in accordance with GAAP, reflecting all of its financial transactions.

            Section 6.03 Maintenance of Insurance. At all times, maintain and keep in force, and cause each of its Affiliates to maintain and keep in force, insurance with financially sound and reputable insurance companies or associations in such amounts and covering such risks as are usually carried by companies engaged in the same or a similar business and similarly situated, which insurance may provide for reasonable deductibility from coverage thereof.

            Section 6.04 Compliance with Laws; Payment of Taxes. Comply in all respects with all Laws applicable to it or to any of its properties or any part thereof, such compliance to include, without limitation, paying before the same become delinquent all taxes, assessments and governmental charges imposed upon it or upon its property, except to the extent they are the subject of a Good Faith Contest.

            Section 6.05 Right of Inspection. At any reasonable time and from time to time upon reasonable notice, permit the Administrative Agent or any Bank or any agent or representative thereof (provided that a representative of any Bank must, at Borrower's request, be accompanied by a representative of Borrower), to examine and make copies and abstracts from the records and books of account of, and visit the properties of, Borrower and to discuss the affairs, finances and accounts of Borrower with the independent accountants of Borrower.

            Section 6.06 Compliance With Environmental Laws. Comply in all material respects with all applicable Environmental Laws and immediately pay or cause to be paid all costs and expenses incurred in connection with such compliance, except to the extent there is a Good Faith Contest.

            Section 6.07 Payment of Costs. Pay all costs and expenses required for the satisfaction of the conditions of this Agreement.

            Section 6.08 Maintenance of Properties. Borrower will do all things reasonably necessary to maintain, preserve, protect and keep its and its Affiliates' properties in good repair, working order and condition.

            Section  6.09  Reporting and Miscellaneous Document
Requirements.  Furnish directly to each of the Banks:

            (1) Annual Financial Statements. As soon as available and in any event within ninety (90) days after the end of each Fiscal Year, the TRG Consolidated Financial Statements as of the end of and for such Fiscal Year, in reasonable detail and stating in comparative form the respective figures for the corresponding date and period in the prior Fiscal Year and audited by Borrower's Accountants;

            (2) Quarterly Financial Statements. As soon as available and in any event within forty-five (45) days after the end of each calendar quarter (other than the last quarter of the Fiscal Year), the unaudited TRG Consolidated
Financial Statements as of the end of and for such calendar quarter, in reasonable detail and stating in comparative form the respective figures for the corresponding date and period in the prior Fiscal Year;

            (3) Statement of Gross Asset Value. As soon as available and in any event within ninety (90) days after June 30th of each year, (a) a statement by Borrower setting forth the calculation of Gross Asset Value, including individual ten (10)- year projections for each asset (described in clause (ii) of the definition of Gross Asset Value in Section 1.01) contributing to Gross Asset Value and a summary of material assumptions, accompanied by a concurrence letter from the Banks' Valuation Consultant confirming that, based on their review of all relevant materials, there is no more than a ten percent (10%) variation between the contribution to Gross Asset Value from all the assets described in clause (ii) of the definition of Gross Asset Value in Section 1.01, as determined by Borrower, and the contribution from said assets to Gross Asset Value if the same had been estimated by the reviewer in a full appraisal of the same interests, which concurrence letter shall contain a one (1)-page summary of its analysis for each of the individual assets contributing to Gross Asset Value;

            (4) Certificate of No Default and Financial Compliance. Within forty five (45) days after the end of each of the first three quarters of each Fiscal Year and within ninety (90) days after the end of each Fiscal Year, a certificate of

Borrower's chief financial officer or Treasurer (a) stating that, to the best of his or her knowledge, no Default or Event of Default has occurred and is continuing, or if a Default or Event of Default has occurred and is continuing, specifying the nature thereof and the action which is proposed to be taken with respect thereto; (b) stating that the covenants contained in Sections 7.02, 7.03, 7.04 and 7.06 and in Article VIII have been complied with (or specifying those that have not been complied with) and including computations demonstrating such compliance (or non-compliance); and (c) setting forth the details of all items comprising Total Outstanding Indebtedness (including amount, maturity, interest rate and amortization requirements), Unencumbered Combined EBITDA, Unsecured Interest Expense and Unsecured Indebtedness;

            (5) Certificate of Borrower's Accountants. Simultaneously with the delivery of the annual financial statements required by paragraph (1) of this Section, a statement of Borrower's Accountants who audited such financial statements comparing the computations set forth in the financial compliance certificate required by paragraph (4) of this Section to the audited financial statements required by paragraph (1) of this Section (where such information appears in such financial statements);

            (6) Notice of Litigation. Promptly after the commencement and knowledge thereof, notice of all actions, suits, and proceedings before any court or arbitrator, affecting Borrower which, if determined adversely to Borrower is likely to result in a Material Adverse Change;

            (7) Notices of Defaults and Events of Default. As soon as possible and in any event within ten (10) days after Borrower becomes aware of the occurrence of a material Default or any Event of Default a written notice setting forth the details of such Default or Event of Default and the action which is proposed to be taken with respect thereto;

            (8) Dispositions or Acquisitions of Assets. Within thirty (30) days after the occurrence thereof, written notice of any Disposition or acquisition of assets (other than acquisitions or Dispositions of investments such as certificates of deposit, Treasury securities and money market deposits in the ordinary course of Borrower's cash management) in excess of Twenty Five Million Dollars ($25,000,000), together with, in the case of any acquisition of such an asset, (i) copies of the agreements governing the acquisition, (ii) historical balance sheets (to the extent available) and statements of income and cash flows with respect to the property acquired for at least the preceding three (3) years and Borrower's revenue and expense projections for the property acquired for at least the next five (5) years (all of the foregoing to be in form and detail satisfactory to the Administrative Agent), (iii) a certificate, of the sort required by paragraph (4)(b) of this Section, containing covenant compliance calculations that include the pro-forma adjustments set forth at the end of this Section, which calculations shall demonstrate Borrower's compliance, on a pro-forma basis, as of the end of the most recently ended calendar quarter for which financial results are required hereunder to have been reported by Borrower, with all covenants enumerated in said paragraph (4)(b) and (iv) such other information relating to the acquisition as the Administrative Agent may reasonably request;

            (9) Material Adverse Change. As soon as is practicable and in any event within five (5) days after knowledge of the occurrence of any event or circumstance which is likely to result in or has resulted in a Material Adverse Change, written notice thereof;

            (10) Bankruptcy of Tenants. Promptly after becoming aware of the same, written notice of the bankruptcy, insolvency or cessation of operations of any tenant in any property of Borrower or in which Borrower has an interest to which five percent (5%) or more of minimum rent payable to Borrower directly or through its Consolidated Businesses or UJVs is attributable;

            (11) Offices. Thirty (30) days' prior written notice of any change in the chief executive office or principal place of business of Borrower;

            (12) Environmental and Other Notices. As soon as possible and in any event within five (5) days after receipt, copies of all Environmental Notices received by Borrower which are not received in the ordinary course of business and which relate to a situation which is likely to result in a Material Adverse Change;

            (13) Insurance Coverage. Promptly, such information concerning Borrower's insurance coverage as the Administrative Agent may reasonably request;

            (14) Change in Borrower's Credit Rating. Within two (2) Banking Days after any change in Borrower's Credit Rating, written notice of such change; and

            (15) General Information. Promptly, such other information respecting the condition or operations, financial or otherwise, of Borrower or any properties of Borrower as the Administrative Agent may from time to time reasonably request.

            In connection with each acquisition of assets that is required to be reported pursuant to paragraph (8) of this Section, the following pro-forma adjustments shall be made to the covenant compliance calculations required as of the end of the most recently ended calendar quarter for which financial results are required hereunder to have been reported by Borrower:

              (i) Gross Asset Value shall be adjusted by adding thereto the lesser of (A) the Purchase Price Borrower paid for the acquired asset or
      (B) the acquired asset's trailing twelve (12)-month net operating income, less any management fee adjustment, if applicable, capitalized at a rate of 8% per annum; provided, however, that, at Borrower's request and expense, the Administrative Agent shall promptly cause the Banks' Valuation Consultant to appraise the acquired asset and, upon the completion of such appraisal, provided such appraisal is reasonably satisfactory to the Administrative Agent, the appraised value of the acquired asset as determined in such appraisal shall be substituted for the amount calculated pursuant to clauses (A) and (B) above.

             (ii)  Total  Outstanding  Indebtedness,  Secured  Indebtedness  and
      Unsecured Indebtedness shall be adjusted by adding thereto, respectively, all indebtedness, secured indebtedness and unsecured indebtedness that is assumed and/or incurred by Borrower in connection with the acquisition. For purposes of such adjustments, indebtedness, secured indebtedness and unsecured indebtedness in connection with the acquisition shall be treated in a manner consistent with the treatment of Total Outstanding Indebtedness, Secured Indebtedness and Unsecured Indebtedness in the TRG Consolidated Financial Statements.

            (iii) Combined EBITDA, for any period, shall be adjusted by adding (or subtracting, in the case of a loss) thereto actual revenues less operating costs before interest, depreciation, amortization and extraordinary items, for the same period (based on the same accounting principles and assumptions as are set forth in the definition of "Combined EBITDA" in Section 1.01, to the extent possible based on information reasonably available with respect to the acquired asset), from the acquired asset.

             (iv) If, upon its acquisition, the acquired asset becomes part of Unencumbered Wholly-Owned Assets, Unencumbered Combined EBITDA, for any period, shall be adjusted by adding (or subtracting, in the case of a loss) thereto actual income before interest expense, income taxes, depreciation, amortization and extraordinary items, for the same period, from the acquired asset.

              (v) Interest Expense and Unsecured Interest Expense, for any period, shall be adjusted by adding thereto interest expense to be incurred on, respectively, all indebtedness and unsecured indebtedness that is assumed and/or incurred by Borrower in connection with the acquisition, assuming, for purposes of this calculation, that such indebtedness were to bear interest at a rate 1.75% per annum in excess of the rate of interest that would be payable on a ten (10)- year United States Treasury Note issued as of the date of the acquisition.


                         ARTICLE VII. NEGATIVE COVENANTS

            So long as any of the Notes shall remain unpaid, or the Loan Commitments remain in effect, or any other amount is owing by Borrower to the Administrative Agent or any Bank hereunder or under any other Loan Document, Borrower shall not do any or all of the following:

            Section 7.01 Mergers Etc. Merge or consolidate with (except where Borrower or a Person wholly-owned by Borrower is the surviving entity), or sell, assign, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) (or enter into any agreement to do any of the foregoing).

            Section 7.02 Investments. Make any loan or advance to any Person or purchase or otherwise acquire any capital stock, assets, obligations or other securities of, make any capital contribution to, or otherwise invest in, or acquire any interest in, any Person (any such transaction, an "Investment") if
(1) the Investment is in connection with something other than a retail shopping center and the amount of any single such Investment (or the aggregate amount of any single such Investment together with all related Investments), would exceed twenty percent (20%) of Net Worth; (2) except to the extent permitted by clause
(3) below, such Investment constitutes the acquisition of a minority interest in a Person (a "Minority Interest") and the amount of such Investment, together with the value of all other Minority Interests acquired after the Closing Date contributing to Gross Asset Value, would exceed ten percent (10%) of Net Worth, or (3) such Investment constitutes the acquisition of a Minority Interest in a regional shopping center or portfolio of regional shopping centers and the amount of such Investment, together with the value of all other such Minority Interests, would exceed twenty percent (20%) of Net Worth. A fifty percent (50%) beneficial interest in a Person, in connection with which the holder thereof exercises joint control over such Person with the holder(s) of the other fifty percent (50%) beneficial interest, shall not constitute a "Minority Interest" for purposes of this Section.

            Section 7.03 Sale of Assets. Effect a Disposition of any of its now owned or hereafter acquired assets, including assets in which Borrower owns a beneficial interest through its ownership of interests in joint ventures, aggregating more than forty percent (40%) of Gross Asset Value.

            Section 7.04 Interest Rate Hedging. At any time, permit or suffer more than twenty five percent (25%) of Total

Outstanding Indebtedness not to be "hedged"; for purposes of this Section, "hedged" shall mean bearing interest at an effective fixed rate, either pursuant to the debt instrument itself or through the operation of a "cap", "collar", "swap" or comparable interest rate protection contract, such debt instrument, or instrument creating the "cap", "collar", "swap" or comparable interest rate protection contract, as the case may be, having an original term of at least twelve (12) months.

            Section 7.05 Partnership Committee of Borrower. At any time, permit or suffer the failure or inability of any one (1) or more of (1) TG Partners Limited Partnership and/or Taub-Co Management, Inc.; (2) the General Motors Hourly-Rate Employees Pension Trust and/or the General Motors Salaried Employees Pension Trust, directly or indirectly (or a single "GMPTS Transferee," as such quoted term is defined in Borrower's Amended and Restated Agreement of Limited Partnership); and (3) TCI, to designate a majority of Borrower's partnership committee.

            SECTION 7.06 ENCUMBRANCE OF CERTAIN ASSETS. AT ANY TIME, EFFECT A DISPOSITION OF, MORTGAGE, HYPOTHECATE OR OTHERWISE ENCUMBER TO SECURE A DEBT (IT BEING UNDERSTOOD THAT, FOR PURPOSES OF THIS SECTION, AN ASSET SHALL BE DEEMED "ENCUMBERED" IF IT IS THE SUBJECT OF A PLEDGE NOT TO ENCUMBER), (1) THE
BRIARWOOD  SHOPPING  CENTER IN ANN ARBOR,  MICHIGAN,  (2) THE BILTMORE  SHOPPING
CENTER IN PHOENIX, ARIZONA, (3) THE MARLEY STATION SHOPPING CENTER IN GLEN BURNIE, MARYLAND OR (4) MEADOWOOD MALL SHOPPING CENTER IN RENO, NEVADA, OR ANY PORTION OF ITS INTEREST IN ANY OF THE FOREGOING. IT IS UNDERSTOOD IN CONNECTION WITH THE FOREGOING COVENANT THAT BORROWER SHALL HAVE THE RIGHT TO SUBSTITUTE ONE
(1) OR MORE COMPARABLE SHOPPING CENTER PROPERTIES FOR ANY OF THE FOUR (4) PROPERTIES IDENTIFIED ABOVE, SUBJECT TO THE PRIOR WRITTEN APPROVAL OF THE REQUIRED BANKS, WHICH APPROVAL MAY BE GRANTED OR DENIED IN THE SOLE AND ABSOLUTE DISCRETION OF THE REQUIRED BANKS.


                      ARTICLE VIII.  FINANCIAL COVENANTS

            So long as any of the Notes shall remain unpaid, or the Loan Commitments remain in effect, or any other amount is owing by Borrower to the Administrative Agent or any Bank under this Agreement or under any other Loan Document, Borrower shall not permit or suffer:

            Section 8.01 Net Worth. At any time, Net Worth to be less than One Billion Dollars ($1,000,000,000); or

            Section 8.02 Relationship of Total Outstanding Indebtedness to Gross Asset Value. At any time, Total Outstanding Indebtedness to exceed fifty percent (50%) of Gross Asset Value; or

            Section 8.03 Relationship of Secured Indebtedness to Gross Asset Value. At any time, Secured Indebtedness to exceed thirty five percent (35%) of Gross Asset Value; or

            Section 8.04 Relationship of Combined EBITDA to Interest Expense. As of the end of any calendar quarter, the ratio of (1) Combined EBITDA to (2) Interest Expense, each for the twelve (12)-month period then ended and taken as a whole, to be less than 1.85 to 1.0; or

            Section 8.05 Relationship of Combined EBITDA to Adjusted Total Outstanding Indebtedness. As of the end of any calendar quarter, the ratio (expressed as a percentage) of (1) Combined EBITDA for the twelve (12)-month period then ended and taken as a whole to (2) Adjusted Total Outstanding Indebtedness as of the end of such calendar quarter to be less than thirteen percent (13%); or

            Section 8.06 Combined EBTDA. As of the end of any calendar quarter, Combined EBTDA for such calendar quarter to be less than Twelve Million Five Hundred Thousand Dollars ($12,500,000); or

            Section 8.07 Unsecured Debt Yield. As of the end of any calendar quarter, Unsecured Debt Yield for such calendar quarter to be less than eleven and one half percent (11-1/2%); or

            Section 8.08 Relationship of Unencumbered Combined EBITDA to Interest Expense on Unsecured Indebtedness. As of the end of any calendar quarter, the ratio of (1) Unencumbered Combined EBITDA to (2) that portion of Interest Expense attributable to Unsecured Indebtedness, each for the prior twelve (12)-month period then ended and taken as a whole, to be less than 1.50 to 1.00.


                          ARTICLE IX. EVENTS OF DEFAULT

            Section 9.01 Events of Default. Any of the following events shall be an "Event of Default":

            (1) If Borrower shall: fail to pay the principal of any Notes as and when due; or fail to pay interest accruing on any Notes as and when due and such failure to pay shall continue unremedied for five (5) days after the due date of such amount; or fail to pay any fee or interest or any other amount due under this Agreement or any other Loan Document as and when due and such failure to pay shall continue unremedied for two (2) days after notice by the Administrative Agent of such failure to pay; or

            (2) If any representation or warranty made by Borrower in this Agreement or in any other Loan Document or which is contained in any certificate, document, opinion, financial or other statement furnished at any time under or in connection with a Loan Document shall prove to have been incorrect in any material respect on or as of the date made; or

            (3) If Borrower shall fail (a) to perform or observe any term, covenant or agreement contained in Article VII or Article VIII; or (b) to perform or observe any term, covenant or agreement contained in Article VI or otherwise contained in this Agreement (other than obligations specifically referred to elsewhere in this Section) or any Loan Document, or any other document executed by Borrower and delivered to the Administrative Agent and/or the Banks in connection with the transactions contemplated hereby and such failure shall remain unremedied for thirty (30) consecutive calendar days after the occurrence thereof (or such shorter cure period as may be expressly prescribed in the applicable Loan Document); provided, however, that if any such default under clause (b) above cannot by its nature be cured within such thirty
(30) day, or shorter, as the case may be, grace period and so long as Borrower shall have commenced cure within such thirty (30) day, or shorter, as the case may be, grace period and shall, at all times thereafter, diligently prosecute the same to completion, Borrower shall have an additional period, not to exceed sixty (60) days, to cure such default; in no event, however, is the foregoing intended to effect an extension of the Maturity Date; or

            (4) If Borrower shall fail (a) to pay any Debt (other than the payment obligations described in paragraph (1) of this Section) in an amount equal to or greater than Ten Million Dollars ($10,000,000) when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise), or
(b) to perform or observe any material term, covenant, or condition under any agreement or instrument relating to any such Debt, when required to be performed or observed, if the effect of such failure to perform or observe is to accelerate, or to permit the acceleration of, after the giving of notice or the lapse of time, or both (other than in cases where, in the judgment of the Required Banks, meaningful discussions likely to result in (i) a waiver or cure of the failure to perform or observe, or (ii) otherwise averting such acceleration are in progress between Borrower and the obligee of such Debt), the maturity of such Debt, or any such Debt shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled or otherwise required prepayment), prior to the stated maturity thereof; or

            (5) If Borrower,  or any  Affiliate of Borrower to which One Hundred
Fifty Million Dollars ($150,000,000) or more of Gross Asset Value is attributable, shall: (a) generally not, or be unable to, or shall admit in writing its inability to, pay its debts as such debts become due; or (b) make an assignment for the benefit of creditors, petition or apply to any tribunal for the appointment of a custodian, receiver or trustee for it or a substantial part of its assets; or (c) commence any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect; or (d) have had any such petition or application filed or any such proceeding shall have been commenced, against it, in which an adjudication or appointment is made or order for relief is entered, or which petition, application or proceeding remains undismissed or unstayed for a period of sixty (60) days or more; or (e) be the subject of any proceeding under which all or a substantial part of its assets may be subject to seizure, forfeiture or divestiture; or (f) by any act or omission indicate its consent to, approval of or acquiescence in any such petition, application or proceeding or order for relief or the appointment of a custodian, receiver or trustee for all or any substantial part of its property; or (g) suffer any such custodianship, receivership or trusteeship for all or any substantial part of its property, to continue undischarged for a period of sixty (60) days or more; or

            (6) If one or more judgments, decrees or orders for the payment of money in excess of Ten Million Dollars ($10,000,000) in the aggregate shall be rendered against Borrower, and any such judgments, decrees or orders shall continue unsatisfied and in effect for a period of thirty (30) consecutive days without being vacated, discharged, satisfied or stayed or bonded pending appeal; or

            (7) If any of the following events shall occur or exist with respect to Borrower, or any ERISA Affiliate of Borrower: (a) any Prohibited Transaction involving any Plan; (b) any Reportable Event with respect to any Plan: (c) the filing under Section 4041 of ERISA of a notice of intent to terminate any Plan or the termination of any Plan; (d) any event or circumstance which might constitute grounds entitling the PBGC to institute proceedings under Section 4042 of ERISA for the termination of, or for the appointment of a trustee to administer, any Plan, or the institution by the PBGC of any such proceedings; or
(e) complete or partial withdrawal under Section 4201 or 4204 of ERISA from a Multiemployer Plan or the reorganization, insolvency, or termination of any Multiemployer Plan; and in each case above, if such event or conditions, if any, could in the opinion of any Bank subject Borrower or any ERISA Affiliate of Borrower to any tax, penalty, or other liability to a Plan, Multiemployer Plan, the PBGC or otherwise (or any combination thereof) which in the aggregate exceeds or may exceed Fifty Thousand Dollars ($50,000); or

            (8) If at any time TCI is not a qualified real estate investment trust under Sections 856 through 860 of the Code or is not listed on the New York Stock Exchange or the American Stock Exchange; or

            (9) If at any  time  Borrower  fails  to  operate  as a real  estate
operating   company   for  ERISA   purposes   (within   the  meaning  of  C.F.R.
ss.2510.3-101); or

            (10) If the Taubman Company Limited Partnership, the entity presently providing property management and leasing services for all the regional shopping center properties in which Borrower has an ownership interest, shall discontinue providing such services for twenty five percent (25%) or more of the regional shopping center properties then owned in whole or in part by Borrower.

            Section 9.02 Remedies. If any Event of Default shall occur and be continuing, the Administrative Agent shall, upon request of the Required Banks, by notice to Borrower, (1) declare the outstanding Notes, all interest thereon, and all other amounts payable under this Agreement, and any other Loan Documents to be forthwith due and payable, whereupon the Notes, all such interest, and all such amounts due under this Agreement, and under any other Loan Document shall become and be forthwith due and payable, without presentment, demand, protest, or further notice of any kind, all of which are hereby expressly waived by Borrower; and/or (2) exercise any remedies provided in any of the Loan Documents or by law.


           ARTICLE X. THE ADMINISTRATIVE AGENT; RELATIONS AMONG BANKS

            Section 10.01 Appointment, Powers and Immunities of Administrative Agent. Each Bank hereby irrevocably appoints and authorizes the Administrative Agent to act as its agent hereunder and under any other Loan Document with such powers as are specifically delegated to the Administrative Agent by the terms of this Agreement and any other Loan Document, together with such other powers as are reasonably incidental thereto. The Administrative Agent shall have no duties or responsibilities except those expressly set forth in this Agreement and any other Loan Document or required by law, and shall not by reason of this Agreement be a fiduciary or trustee for any Bank except to the extent that the Administrative Agent acts as an agent with respect to the receipt or payment of funds (nor shall Administrative Agent have any fiduciary duty to Borrower nor shall any Bank have any fiduciary duty to Borrower or to any other Bank). The Administrative Agent shall not be responsible to the Banks for any recitals, statements, representations or warranties made by Borrower or any officer, partner or official of Borrower or any other Person contained in this Agreement or any other Loan Document, or in any certificate or other document or instrument referred to or provided for in, or received by any of them under, this Agreement or any other Loan Document, or for the value, legality, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or any other document or instrument referred to or provided for herein or therein, for the perfection or priority of any Lien securing the Obligations or for any failure by Borrower to perform any of its obligations hereunder or thereunder. The Administrative Agent may employ agents and attorneys-in-fact and shall not be responsible, except as to money or securities received by it or its authorized agents, for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. Neither the Administrative Agent nor any of its directors, officers, employees or agents shall be liable or responsible for any action taken or omitted to be taken by it or them hereunder or under any other Loan Document or in connection herewith or therewith, except for its or their own gross negligence or willful misconduct. Borrower shall pay any fee agreed to by Borrower and the Administrative Agent with respect to the Administrative Agent's services hereunder.

            Section 10.02 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon any certification, notice or other communication (including any thereof by telephone, telex, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the Administrative Agent. The Administrative Agent may deem and treat each Bank as the holder of the Loan made by it for all purposes hereof and shall not be required to deal with any Person who has acquired a participation in any Loan or participation from a Bank. As to any matters not expressly provided for by this Agreement or any other Loan Document, the Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder in accordance with instructions signed by the Required Banks, and such instructions of the Required Banks and any action taken or failure to act pursuant thereto shall be binding on all of the Banks and any other holder of all or any portion of any Loan or participation.

            Section 10.03 Defaults. The Administrative Agent shall not be deemed to have knowledge of the occurrence of a Default or Event of Default unless the Administrative Agent has received notice from a Bank or Borrower specifying such Default or Event of Default and stating that such notice is a "Notice of Default." In the event that the Administrative Agent receives such a notice of the occurrence of a Default or Event of Default, the Administrative Agent shall give prompt notice thereof to the Banks. The Administrative Agent, following consultation with the Banks, shall (subject to Section 10.07) take such action with respect to such Default or Event of Default which is continuing as shall be directed by the Required Banks; provided that, unless and until the Administrative Agent shall have received such directions, the Administrative Agent may take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interest of the Banks; and provided further that the Administrative Agent shall not send a notice of Default or acceleration to Borrower without the approval of the Required Banks. In no event shall the Administrative Agent be required to take any such action which it determines to be contrary to law.

            Section 10.04 Rights of Administrative Agent as a Bank. With respect to its Loan Commitment and the Loan provided by it, the Administrative Agent in its capacity as a Bank hereunder shall have the same rights and powers hereunder as any other Bank and may exercise the same as though it were not acting as the Administrative Agent, and the term "Bank" or "Banks" shall, unless the context otherwise indicates, include the Administrative Agent in its capacity as a Bank. The Administrative Agent and its Affiliates may (without having to account therefor to any Bank) accept deposits from, lend money to (on a secured or unsecured basis), and generally engage in any kind of banking, trust or other business with Borrower (and any Affiliates of Borrower) as if it were not acting as the Administrative Agent.

            Section 10.05 Indemnification of Administrative Agent. Each Bank agrees to indemnify the Administrative Agent (to the extent not reimbursed under Section 12.04 or under the applicable provisions of any other Loan Document, but without limiting the obligations of Borrower under Section 12.04 or such provisions), for its Pro Rata Share of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of this Agreement, any other Loan Document or any other documents contemplated by or referred to herein or the transactions contemplated hereby or thereby (including, without limitation, the costs and expenses which Borrower is obligated to pay under Section 12.04) or under the applicable provisions of any other Loan Document or the enforcement of any of the terms hereof or thereof or of any such other documents or instruments; provided that no Bank shall be liable for (1) any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the party to be indemnified, (2) any loss of principal or interest with respect to the Administrative Agent's Loan or (3) any loss suffered by the Administrative Agent in connection with a swap or other interest rate hedging arrangement entered into with Borrower.

            Section 10.06 Non-Reliance on Administrative Agent and Other Banks. Each Bank agrees that it has, independently and without reliance on the Administrative Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis of Borrower and the decision to enter into this Agreement and that it will, independently and without reliance upon the Administrative Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this

Agreement or any other Loan Document. The Administrative Agent shall not be required to keep itself informed as to the performance or observance by Borrower of this Agreement or any other Loan Document or any other document referred to or provided for herein or therein or to inspect the properties or books of Borrower. Except for notices, reports and other documents and information expressly required to be furnished to the Banks by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the affairs, financial condition or business of Borrower (or any Affiliate of Borrower) which may come into the possession of the Administrative Agent or any of its Affiliates. The Administrative Agent shall not be required to file this Agreement, any other Loan Document or any document or instrument referred to herein or therein, for record or give notice of this Agreement, any other Loan Document or any document or instrument referred to herein or therein, to anyone.

            Section 10.07 Failure of Administrative Agent to Act. Except for action expressly required of the Administrative Agent hereunder, the Administrative Agent shall in all cases be fully justified in failing or refusing to act hereunder unless it shall have received further assurances (which may include cash collateral) of the indemnification obligations of the Banks under Section 10.05 in respect of any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.

            Section 10.08  Resignation or Removal of  Administrative  Agent. The
Administrative Agent hereby agrees not to unilaterally resign except in the event it becomes an Affected Bank and is removed or replaced as a Bank pursuant to Section 3.07, in which event it shall have the right to resign. The Administrative Agent may be removed at any time with or without cause by the Required Banks, provided that Borrower and the other Banks shall be promptly notified thereof. Upon any such removal, the Required Banks shall have the right to appoint a successor Administrative Agent which successor Administrative Agent, so long as it is reasonably acceptable to the Required Banks, shall be that Bank then having the greatest Loan Commitment. If no successor
Administrative Agent shall have been so appointed by the Required Banks and shall have accepted such appointment within thirty (30) days after the Required Banks' removal of the retiring Administrative Agent, then the retiring Administrative Agent may, on behalf of the Banks, appoint a successor Administrative Agent, which shall be one of the Banks. The Required Banks or the retiring Administrative Agent, as the case may be, shall upon the appointment of a successor Administrative Agent promptly so notify Borrower and the other Banks. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. After any retiring Administrative Agent's removal hereunder as the Administrative Agent, the provisions of this Article X shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent.

            Section 10.09 Amendments Concerning Agency Function. Notwithstanding anything to the contrary contained in this Agreement, the Administrative Agent shall not be bound by any waiver, amendment, supplement or modification of this Agreement or any other Loan Document which affects its duties, rights, and/or function hereunder or thereunder unless it shall have given its prior written consent thereto.

            Section 10.10 Liability of Administrative Agent. The Administrative Agent shall not have any liabilities or responsibilities to Borrower on account of the failure of any Bank to perform its obligations hereunder or to any Bank on account of the failure of Borrower to perform its obligations hereunder or under any other Loan Document.

            Section 10.11 Transfer of Agency Function. Without the consent of Borrower or any Bank, the Administrative Agent may at any time or from time to time transfer its functions as Administrative Agent hereunder to any of its offices wherever located in the United States, provided that the Administrative Agent shall promptly notify Borrower and the Banks thereof.

            Section 10.12 Non-Receipt of Funds by Administrative  Agent.  Unless
the Administrative Agent shall have received notice from a Bank or Borrower (either one as appropriate being the "Payor") prior to the date on which such Bank is to make payment hereunder to the Administrative Agent of the proceeds of a Loan or Borrower is to make payment to the Administrative Agent, as the case may be (either such payment being a "Required Payment"), which notice shall be effective upon receipt, that the Payor will not make the Required Payment in full to the Administrative Agent, the Administrative Agent may assume that the Required Payment has been made in full to the Administrative Agent on such date, and the Administrative Agent in its sole discretion may, but shall not be obligated to, in reliance upon such assumption, make the amount thereof available to the intended recipient on such date. If and to the extent the Payor shall not have in fact so made the Required Payment in full to the
Administrative Agent, the recipient of such payment shall repay to the Administrative Agent forthwith on demand such amount made available to it together with interest thereon, for each day from the date such amount was so made available by the Administrative Agent until the date the Administrative Agent recovers such amount, at the customary rate set by the Administrative Agent for the correction of errors among Banks for three (3) Banking Days and thereafter at the Base Rate.

            Section 10.13 Withholding Taxes. Each Bank represents that it is entitled to receive any payments to be made to it hereunder without the withholding of any tax and will furnish to the Administrative Agent such forms, certifications, statements and other documents as the Administrative Agent or Borrower may request from time to time to evidence such Bank's exemption from the withholding of any tax imposed by any jurisdiction or to enable the Administrative Agent to comply with any applicable Laws or regulations relating thereto. Without limiting the effect of the foregoing, if any Bank is not created or organized under the laws of the United States of America or any state thereof, such Bank will furnish to the Administrative Agent Form 4224 or Form 1001 of the Internal Revenue Service, or such other forms, certifications, statements or documents, duly executed and completed by such Bank as evidence of such Bank's exemption from the withholding of U.S. tax with respect thereto. The Administrative Agent shall not be obligated to make any payments hereunder to such Bank in respect of any Loan or participation or such Bank's Loan Commitment or obligation to purchase participations until such Bank shall have furnished to the Administrative Agent the requested form, certification, statement or document.

            Section 10.14 Minimum Commitment by UBS. Subsequent to the Closing Date, UBS hereby agrees to maintain a Loan Commitment in an amount no less than Thirty Million Dollars ($30,000,000), provided there exists no Event of Default, and further agrees to hold and not to participate or assign any of such amount other than an assignment to a Federal Reserve Bank or to the Parent or a majority-owned subsidiary of UBS.

            Section 10.15 Pro Rata Treatment. Except to the extent otherwise provided, (1) each advance of proceeds of the Ratable Loans shall be made by the Banks, (2) each reduction of the amount of the Total Loan Commitment under
Section 2.11 shall be applied to the Loan Commitments of the Banks, and (3) each payment of the commitment fee accruing under Section 2.08(a) shall be made for the account of the Banks, ratably according to the amounts of their respective Loan Commitments.

            Section  10.16  Sharing of  Payments  Among  Banks.  If a Bank shall obtain payment of any principal of or interest on any Loan made by it through the exercise of any right of setoff, banker's lien, counterclaim, or by any other means (including direct payment), and such payment results in such Bank receiving a greater payment than it would have been entitled to had such payment been paid directly to the Administrative Agent for disbursement to the Banks, then such Bank shall promptly purchase for cash from the other Banks participations in the Loans made by the other Banks in such amounts, and make such other adjustments from time to time as shall be equitable to the end that all the Banks shall share ratably the benefit of such payment. To such end the Banks shall make appropriate adjustments among themselves



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




(by the resale of participations sold or otherwise) if such payment is rescinded or must otherwise be restored. Borrower agrees that any Bank so purchasing a participation in the Loans made by other Banks may exercise all rights of setoff, banker's lien, counterclaim or similar rights with respect to such participation. Nothing contained herein shall require any Bank to exercise any such right or shall affect the right of any Bank to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness of Borrower.

            Section 10.17 Possession of Documents. Each Bank shall keep possession of its own Note. The Administrative Agent shall hold all the other Loan Documents and related documents in its possession and maintain separate records and accounts with respect thereto, and shall permit the Banks and their representatives access at all reasonable times to inspect such Loan Documents, related documents, records and accounts.


                        ARTICLE XI. NATURE OF OBLIGATIONS

            Section 11.01 Absolute and Unconditional Obligations. Borrower acknowledges and agrees that its obligations and liabilities under this Agreement and under the other Loan Documents shall be absolute and unconditional irrespective of: (1) any lack of validity or enforceability of any of the Obligations, any Loan Documents, or any agreement or instrument relating thereto; (2) any change in the time, manner or place of payment of, or in any other term in respect of, all or any of the Obligations, or any other amendment or waiver of or consent to any departure from any Loan Documents or any other documents or instruments executed in connection with or related to the Obligations; (3) any exchange or release of any collateral, or of any other Person from all or any of the Obligations; or (4) any other circumstances which might otherwise constitute a defense available to, or a discharge of, Borrower or any other Person in respect of the Obligations.

            The obligations and liabilities of Borrower under this Agreement and other Loan Documents shall not be conditioned or contingent upon the pursuit by any Bank or any other Person at any time of any right or remedy against Borrower or any other Person which may be or become liable in respect of all or any part of the Obligations or against any collateral or security or guarantee therefor or right of setoff with respect thereto.

            Section 11.02 Non-Recourse to TRG Partners. Notwithstanding anything to the contrary contained in this Agreement, in any of the other Loan Documents, or in any other instruments, certificates, documents or agreements executed in connection with the Loans (all of the foregoing, for purposes of this Section, hereinafter referred to, individually and collectively, as the "Relevant Documents"), no recourse under or upon any Obligation, representation, warranty, promise or other



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matter  whatsoever  shall be had  against  any of the  constituent  partners  of
Borrower or their successors or assigns (said constituent partners and their successors and assigns, for purposes of this Section, hereinafter referred to, individually and collectively, as the "TRG Partners") and each Bank expressly waives and releases, on behalf of itself and its successors and assigns, all right to assert any liability whatsoever under or with respect to the Relevant Documents against, or to satisfy any claim or obligation arising thereunder against, any of the TRG Partners or out of any assets of the TRG Partners, provided, however, that nothing in this Section shall be deemed to: (1) release Borrower from any personal liability pursuant to, or from any of its respective obligations under, the Relevant Documents, or from personal liability for its fraudulent actions or fraudulent omissions; (2) release any TRG Partner from personal liability for its or his own fraudulent actions or fraudulent omissions; (3) constitute a waiver of any obligation evidenced or secured by, or contained in, the Relevant Documents or affect in any way the validity or enforceability of the Relevant Documents; or (4) limit the right of the Administrative Agent and/or the Banks to proceed against or realize upon any collateral hereafter given for the Loans or any and all of the assets of Borrower (notwithstanding the fact that the TRG Partners have an ownership interest in Borrower and, thereby, an interest in the assets of Borrower) or to name Borrower (or, to the extent that the same are required by applicable law or are determined by a court to be necessary parties in connection with an action or suit against Borrower or any collateral hereafter given for the Loans, any of the TRG Partners) as a party defendant in, and to enforce against any collateral hereafter given for the Loans and/or assets of Borrower any judgment obtained by the Administrative Agent and/or the Banks with respect to, any action or suit under the Relevant Documents so long as no judgment shall be taken (except to the extent taking a judgment is required by applicable law or determined by a court to be necessary to preserve the Administrative Agent's and/or Banks' rights against any collateral hereafter given for the Loans or Borrower, but not otherwise) or shall be enforced against the TRG Partners, their successors and assigns, or their assets.


                           ARTICLE XII. MISCELLANEOUS

            Section 12.01 Binding Effect of Request for Advance. Borrower agrees that, by its acceptance of any advance of proceeds of the Loans under this Agreement, it shall be bound in all respects by the request for advance submitted on its behalf in connection therewith with the same force and effect as if Borrower had itself executed and submitted the request for advance and whether or not the request for advance is executed and/or submitted by an authorized person.

            Section 12.02 Amendments and Waivers. No amendment or material waiver of any provision of this Agreement or any other



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Loan Document nor consent to any material departure by Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Banks and, solely for purposes of its acknowledgment thereof, the Administrative Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given, provided, however, that no amendment, waiver or consent shall, unless in writing and signed by all the Banks do any of the following: (1) reduce the principal of, or interest on, the Notes or any fees due hereunder or any other amount due hereunder or under any Loan Document; (2) postpone any date fixed for any payment of principal of, or interest on, the Notes or any fees due hereunder or under any Loan Document, or waive any default in the payment of principal, interest or any other amount due hereunder or under any Loan Documents; (3) change the definition of Required Banks; (4) amend this Section or any other provision requiring the consent of all the Banks; or (5) waive any default under paragraph (5) of Section 9.01. Any advance of proceeds of the Loans made prior to or without the fulfillment by Borrower of all of the conditions precedent thereto, whether or not known to the Administrative Agent and the Banks, shall not constitute a waiver of the requirement that all conditions, including the non- performed conditions, shall be required with respect to all future advances. No failure on the part of the Administrative Agent or any Bank to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof or preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

            Section 12.03 Usury. Anything herein to the contrary notwithstanding, the obligations of Borrower under this Agreement and the Notes shall be subject to the limitation that payments of interest shall not be required to the extent that receipt thereof would be contrary to provisions of law applicable to a Bank limiting rates of interest which may be charged or collected by such Bank.

            Section 12.04 Expenses; Indemnification. Borrower agrees to reimburse the Administrative Agent on demand for all costs, expenses, and charges (including, without limitation, all reasonable fees and charges of engineers, appraisers and external legal counsel) incurred by the Administrative Agent in connection with the Loans and to reimburse each of the Banks for reasonable legal costs, expenses and charges incurred by each of the Banks in connection with the performance or enforcement of this Agreement, the Notes, or any other Loan Documents; provided, however, that Borrower is not responsible for costs, expenses and charges incurred by the Bank Parties in connection with the administration or syndication of the Loans (other than the administration fee required by Section 2.08(b)). Borrower agrees to indemnify the Administrative Agent and each Bank and their respective directors, officers, employees and agents from, and hold each of them harmless against, any and all losses,



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liabilities,  claims, damages or expenses incurred by any of them arising out of or by reason of (x) any claims by brokers due to acts or omissions by Borrower, or (y) any investigation or litigation or other proceedings (including any threatened investigation or litigation or other proceedings) relating to any actual or proposed use by Borrower of the proceeds of the Loans, including without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation or litigation or other proceedings (but excluding any such losses, liabilities, claims, damages or expenses incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified).

            The obligations of Borrower under this Section shall survive the repayment of all amounts due under or in connection with any of the Loan Documents and the termination of the Loans.

            Section 12.05 Assignment; Participation. This Agreement shall be binding upon, and shall inure to the benefit of, Borrower, the Administrative Agent, the Banks and their respective successors and permitted assigns. Borrower may not assign or transfer its rights or obligations hereunder.

            Subject to the provisions of Section 10.14, any Bank may at any time grant to one or more banks or other institutions (each a "Participant") participating interests in its Loan (the "Participations") subject to Borrower's consent, provided there exists no Event of Default, which consent shall not be unreasonably withheld or delayed. In the event of any such grant by a Bank of a participating interest to a Participant, whether or not Borrower or the Administrative Agent was given notice, such Bank shall remain responsible for the performance of its obligations hereunder, and Borrower and the Administrative Agent shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations hereunder. Any agreement pursuant to which any Bank may grant such a participating interest shall provide that such Bank shall retain the sole right and responsibility to enforce the obligations of Borrower hereunder and under any other Loan Document including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement or any other Loan Document; provided that such participation agreement may provide that such Bank will not agree to any modification, amendment or waiver of this Agreement described in Section 12.02 without the consent of the Participant.

            Subject to the provisions of Section 10.14, any Bank having a Loan Commitment in an amount exceeding Fifteen Million Dollars ($15,000,000) may at any time assign to any bank or other institution with the acknowledgment of the Administrative Agent and, provided there exists no Event of Default, the consent of Borrower, which consent shall not be unreasonably withheld or delayed (such assignee, a "Consented Assignee"), or to one or more banks or other institutions which are majority owned



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




subsidiaries of a Bank or to the Parent of a Bank (each Consented Assignee or subsidiary bank or institution, an "Assignee") all, or a proportionate part of all, of its rights and obligations under this Agreement and its Note, and such Assignee shall assume rights and obligations, pursuant to an Assignment and Assumption Agreement executed by such Assignee and the assigning Bank, provided that, in each case, after giving effect to such assignment, the Assignee's Loan Commitment, and, in the case of a partial assignment, the assigning Bank's Loan Commitment, each will be equal to or greater than Five Million Dollars ($5,000,000). Upon (i) execution and delivery of such instrument, (ii) payment by such Assignee to the Bank of an amount equal to the purchase price agreed between the Bank and such Assignee and (iii) payment by such Assignee to Administrative Agent of a fee, for Administrative Agent's own account, in the amount of $2,500, on account of Administrative Agent's fees and expenses in connection with such assignment, such Assignee shall be a Bank Party to this Agreement and shall have all the rights and obligations of a Bank as set forth in such Assignment and Assumption Agreement, and the assigning Bank shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required. Upon the consummation of any assignment pursuant to this paragraph, substitute Ratable Loan Notes shall be issued to the assigning Bank and Assignee by Borrower, in exchange for the return of the original Ratable Loan Note. The obligations evidenced by such substitute notes shall constitute "Obligations" for all purposes of this Agreement and the other Loan Documents. If the Assignee is not incorporated under the laws of the United States of America or a state thereof, it shall, prior to the first date on which interest or fees are payable hereunder for its account, deliver to Borrower and the Administrative Agent certification as to exemption from deduction or withholding of any United States federal income taxes in accordance with Section 10.13.

            Any Bank may at any time assign all or any portion of its rights under this Agreement and its Note to a Federal Reserve Bank. No such assignment shall release the transferor Bank from its obligations hereunder.

            Borrower recognizes that in connection with a Bank's selling of Participations or making of assignments, any or all documentation, financial statements, appraisals and other data, or copies thereof, relevant to Borrower or the Loans may be exhibited to and retained by any such Participant or assignee or prospective Participant or assignee. In addition, such documentation etc. may be exhibited to and retained by Affiliates of a Bank. In connection with a Bank's delivery of any financial statements and appraisals to any such Participant or assignee or prospective Participant or assignee, such Bank shall also deliver its standard confidentiality statement indicating that the same are delivered on a confidential basis. Borrower agrees to provide all assistance reasonably requested by a Bank to enable such Bank to sell Participations or make assignments of its Loan as permitted by this Section. Each Bank agrees to provide Borrower with notice of all Participations sold by such Bank.

            Notwithstanding the foregoing provisions of this Section, no Bank shall assign, grant, convey, or transfer all or any portion of or interest (participation or otherwise) in the Loan to any Person if such Person is (i) a greater than 10% partner (determined in accordance with Treasury Regulations
Section  1.752-2(d)(1)  of the Code) of Borrower (a "Greater than 10% Partner"),
(ii) an 80% or greater partner, member or shareholder of any Greater than 10% Partner or (iii) a person who is under 80% or greater common ownership with (x) a Greater than 10% Partner or (y) a shareholder, member or partner of any Greater than 10% Partner. For purposes of clauses (ii) and (iii), percentage ownership shall be determined pursuant to Sections 267(b) and 707(b) of the Code as modified by Treasury Regulations Section 1.752-4. Any Person described above is referred to as a "Disqualified Person". Any Person who becomes a Bank or Participant in accordance with the terms of this Agreement agrees to be bound by the provisions of this Section and, other than obtaining, in connection with a bankruptcy proceeding of a constituent partner of Borrower, any interest as (a) a partner in Borrower or (b) an 80% or greater interest as a partner, member or shareholder of any partner of Borrower, agrees not to take any action that would make it a Disqualified Person. In addition, any Bank or Participant shall be a "qualified person" within the meaning of Section 465(b)(6)(D)(i) and 49(a)(1)(D)(iv) of the Code.

            Section 12.06 Documentation Satisfactory. All documentation required from or to be submitted on behalf of Borrower in connection with this Agreement and the documents relating hereto shall be subject to the prior approval of, and be satisfactory in form and substance to, the Administrative Agent, its counsel and, where specifically provided herein, the Banks. In addition, the persons or parties responsible for the execution and delivery of, and signatories to, all of such documentation, shall be acceptable to, and subject to the approval of, the Administrative Agent and its counsel and the Banks.

            Section  12.07  Notices.  Unless the party to be notified  otherwise notifies the other party in writing as provided in this Section, and except as otherwise provided in this Agreement, notices shall be given to the Administrative Agent by telephone, confirmed by writing, and to the Banks and to Borrower by ordinary mail or overnight courier addressed to such party at its address on the signature page of this Agreement. Notices shall be effective: (1) if by telephone, at the time of such telephone conversation, (2) if given by mail, three (3) days after mailing; and (3) if given by overnight courier, upon receipt.



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            Section  12.08  Setoff.  Borrower  agrees that,  in addition to (and without limitation of) any right of setoff, bankers' lien or counterclaim a Bank may otherwise have, each Bank shall be entitled, at its option, to offset balances (general or special, time or demand, provisional or final) held by it for the account of Borrower at any of such Bank's offices, in Dollars or in any other currency, against any amount payable by Borrower to such Bank under this Agreement or such Bank's Note, or any other Loan Document which is not paid when due (regardless of whether such balances are then due to Borrower), in which case it shall promptly notify Borrower and the Administrative Agent thereof; provided that such Bank's failure to give such notice shall not affect the validity thereof. Payments by Borrower hereunder or under the other Loan Documents shall be made without setoff or counterclaim.

            Section 12.09 Table of Contents; Headings. Any table of contents and the headings and captions hereunder are for convenience only and shall not affect the interpretation or construction of this Agreement.

            Section 12.10 Severability. The provisions of this Agreement are intended to be severable. If for any reason any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

            Section 12.11 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any party hereto may execute this Agreement by signing any such counterpart.

            Section 12.12 Integration. The Loan Documents and Supplemental Fee Letter set forth the entire agreement among the parties hereto relating to the transactions contemplated thereby and supersede any prior oral or written statements or agreements with respect to such transactions.

            SECTION 12.13 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND INTERPRETED AND CONSTRUED IN ACCORDANCE WITH,
THE LAWS OF THE STATE OF NEW YORK.

            Section 12.14 Waivers. In connection with the obligations and liabilities as aforesaid, Borrower hereby waives: (1) promptness and diligence;
(2) notice of any actions taken by any Bank Party under this Agreement, any other Loan Document or any other agreement or instrument relating thereto except to the extent otherwise provided herein; (3) all other notices, demands and protests, and all other formalities of every kind in



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connection with the enforcement of the Obligations,  the omission of or delay in which, but for the provisions of this Section, might constitute grounds for relieving Borrower of its obligations hereunder; (4) any requirement that any Bank Party protect, secure, perfect or insure any Lien on any collateral or exhaust any right or take any action against Borrower or any other Person or any collateral; (5) any right or claim of right to cause a marshalling of the assets of Borrower; and (6) all rights of subrogation or contribution, whether arising by contract or operation of law (including, without limitation, any such right arising under the Federal Bankruptcy Code) or otherwise by reason of payment by Borrower, either jointly or severally, pursuant to this Agreement or other Loan Documents.

            SECTION 12.15 JURISDICTION; IMMUNITIES. BORROWER, THE ADMINISTRATIVE AGENT AND EACH BANK HEREBY IRREVOCABLY SUBMIT TO THE JURISDICTION OF ANY NEW YORK STATE OR UNITED STATES FEDERAL COURT SITTING IN NEW YORK CITY OVER ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE NOTES OR ANY OTHER LOAN DOCUMENT. BORROWER, THE ADMINISTRATIVE AGENT, AND EACH BANK IRREVOCABLY AGREE THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR UNITED STATES FEDERAL COURT. BORROWER, THE ADMINISTRATIVE AGENT, AND EACH BANK IRREVOCABLY CONSENT TO THE SERVICE OF ANY AND ALL PROCESS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES OF SUCH PROCESS TO BORROWER, THE ADMINISTRATIVE AGENT OR EACH BANK, AS THE CASE MAY BE, AT THE ADDRESSES SPECIFIED HEREIN. BORROWER, THE ADMINISTRATIVE AGENT AND EACH BANK AGREE THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. BORROWER, THE ADMINISTRATIVE AGENT AND EACH BANK FURTHER WAIVE ANY OBJECTION TO VENUE IN THE STATE OF NEW YORK AND ANY OBJECTION TO AN ACTION OR PROCEEDING IN THE STATE OF NEW YORK ON THE BASIS OF FORUM NON CONVENIENS. BORROWER, THE ADMINISTRATIVE AGENT AND EACH BANK AGREE THAT ANY ACTION OR PROCEEDING BROUGHT AGAINST BORROWER, THE ADMINISTRATIVE AGENT OR ANY BANK, AS THE CASE MAY BE, SHALL BE BROUGHT ONLY IN A NEW YORK STATE COURT SITTING IN NEW YORK CITY OR A UNITED STATES FEDERAL COURT SITTING IN NEW YORK CITY.

            Nothing in this Section shall affect the right of Borrower, the Administrative Agent or any Bank to serve legal process in any other manner permitted by law.

            To the extent that Borrower, the Administrative Agent or any Bank have or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether from service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, Borrower, the Administrative Agent and each Bank hereby irrevocably waive such immunity in respect of its obligations under this Agreement, the Notes and any other Loan Document.



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            BORROWER,  THE  ADMINISTRATIVE  AGENT AND EACH BANK  WAIVE ANY RIGHT
EACH SUCH PARTY MAY HAVE TO JURY TRIAL IN CONNECTION WITH ANY SUIT, ACTION OR PROCEEDING BROUGHT WITH RESPECT TO THIS AGREEMENT, THE NOTES OR THE LOANS. IN
ADDITION, BORROWER HEREBY WAIVES, IN CONNECTION WITH ANY SUIT, ACTION OR PROCEEDING BROUGHT BY THE ADMINISTRATIVE AGENT OR THE BANKS WITH RESPECT TO THE NOTES, ANY RIGHT BORROWER MAY HAVE TO (1) INTERPOSE ANY COUNTERCLAIM THEREIN (OTHER THAN A COUNTERCLAIM THAT IF NOT BROUGHT IN THE SUIT, ACTION OR PROCEEDING BROUGHT BY THE ADMINISTRATIVE AGENT OR THE BANKS COULD NOT BE BROUGHT IN A SEPARATE SUIT, ACTION OR PROCEEDING OR WOULD BE SUBJECT TO DISMISSAL OR SIMILAR DISPOSITION FOR FAILURE TO HAVE BEEN ASSERTED IN SUCH SUIT, ACTION OR PROCEEDING BROUGHT BY THE ADMINISTRATIVE AGENT OR THE BANKS) OR (2) HAVE THE SAME CONSOLIDATED WITH ANY OTHER OR SEPARATE SUIT, ACTION OR PROCEEDING. NOTHING HEREIN CONTAINED SHALL PREVENT OR PROHIBIT BORROWER FROM INSTITUTING OR MAINTAINING A SEPARATE ACTION AGAINST THE ADMINISTRATIVE AGENT OR THE BANKS WITH RESPECT TO ANY ASSERTED CLAIM.

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                           THE TAUBMAN REALTY GROUP LIMITED
                                             PARTNERSHIP, a Delaware
                                             limited partnership

                                           By: /s/ Richard B. McGlinn
                                               ----------------------------
                                                   Richard B. McGlinn
                                               ----------------------,
                                              its authorized signatory

                                           Address for Notices:
                                           c/o The Taubman Company
                                             Limited Partnership
                                           200 East Long Lake Road - Suite 300
                                           Bloomfield Hills, Michigan 48304
                                           Attention: Mr. Shire Rothbart

                                           with copy to:

                                           Miro Weiner & Kramer
                                           500 North Woodward Avenue
                                           Suite 100 - P.O. Box 908
                                           Bloomfield Hills, Michigan 48303-0908
                                           Attention:  Martin L. Katz, Esq.


                                           UNION BANK OF SWITZERLAND
                                            (New York Branch)
                                            (as Bank and Administrative Agent)

                                           By: /s/ Joseph Bassil
                                               ---------------------------------
                                               Name: Joseph Bassil
                                               Title: Vice President

                                           By: /s/ Albert Rabil III
                                               ---------------------------------
                                               Name: Albert Rabil III
                                               Title: Managing Director

                                           Address for notices and Applicable
                                             Lending Office:

                                           299 Park Avenue - 32nd Floor
                                           New York, New York 10171
                                           Attention:  Ms. Xiomara Martez
                                           Telephone:  (212) 821-3872

                                           with copy to:

                                           Dewey Ballantine
                                           1301 Avenue of the Americas
                                           New York, New York 10019-6092
                                           Attention:  George C. Weiss, Esq.

                                           MORGAN GUARANTY TRUST COMPANY
                                             OF NEW YORK

                                           By: /s/ Timothy V. O'Donovan
                                               ---------------------------------
                                               Name: Timothy V. O'Donovan
                                               Title: Vice President

                                           Address for notices and Applicable
                                             Lending Office:

                                           60 Wall Street
                                           New York, New York 10260
                                           Attention:  Mr. Timothy V. O'Donovan
                                           Telephone:  (212) 648-8111


                                           COMERICA BANK

                                           By: /s/ James R. Grossett
                                               ---------------------------------
                                               Name: James R. Grossett
                                               Title: Vice President

                                           Address for notices and Applicable
                                             Lending Office:

                                           One Detroit Center
                                           500 Woodward Avenue
                                           Detroit, Michigan 48226
                                           Attention:  Mr. James Grossett
                                           Telephone:  (313) 222-5502


                                           BAYERISCHE HYPOTHEKEN- UND
                                           WECHSEL-BANK AKTIENGESELLSCHAFT
                                            New York Branch)

                                           By: /s/ Stephen G. Melidones
                                               ---------------------------------
                                               Name: Stephen G. Melidones
                                               Title: Assistant Vice President

                                           By: /s/ Fred Perreten
                                               ---------------------------------
                                               Name: Fred Perreten
                                               Title: Assistant Treasurer

                                           Address for notices and Applicable
                                             Lending Office:

                                           Financial Square
                                           32 Old Slip
                                           New York, New York 10005
                                           Attention:  Mr. William Rogers
                                           Telephone:  (212) 440-0836

                                           LANDESBANK HESSEN-THURINGEN
                                           GIROZENTRALE, New York Branch

                                           By: /s/ Heiga Blum
                                               ---------------------------------
                                              Name: Heiga Blum
                                              Title: Assistant Vice President

                                           By: /s/ Robert W. Becker
                                               ---------------------------------
                                              Name: Robert W. Becker
                                              Title: Vice President

                                           Address for notices and Applicable
                                            Lending Office:

                                           420 Fifth Avenue, 24th Floor
                                           New York, New York  10018
                                           Attention:  Mr. Andrew Hastings
                                           Telephone: (212) 703-5222


                                           DRESDNER BANK AG, New York and Grand
                                             Cayman Branch

                                           By: /s/ Christopher E. Sarisky
                                               ---------------------------------
                                              Name: Christopher E. Sarisky
                                              Title: Assistant Treasurer

                                           By: /s/ Thomas J. Nadramia
                                               ---------------------------------
                                              Name: Thomas J. Nadramia
                                              Title: Vice President

                                            Address for Notices:

                                           190 S. LaSalle Street - Suite 2700
                                           Chicago, Illinois 60603
                                           Attention:  Mr. Brian J. Brodeur
                                           Telephone:  (312) 444-1319

                                           Applicable Lending Office for Base
                                             Rate Loan:

                                           DRESDNER BANK AG (Chicago Branch)
                                           190 S. LaSalle Street - Suite 2700
                                           Chicago, Illinois 60603

                                           Applicable Lending Office for
                                             LIBOR Loan and Bid Rate Loans:

                                          DRESDNER BANK AG (Grand Cayman Branch)
                                       c/o DRESDNER BANK AG (Chicago Branch) 190
                                           S. LaSalle Street - Suite 2700
                                           Chicago, Illinois 60603

                                           PNC BANK, NATIONAL ASSOCIATION

                                           By: /s/ Dina Muth
                                               ---------------------------------
                                              Name: Dina Muth
                                              Title: Real Estate Officer

                                           Address for notices and Applicable
                                             Lending Office:

                                           249 Fifth Avenue
                                           1 PNC Plaza
                                           P1-POPP-19-2
                                           Pittsburgh, Pennsylvania 15222
                                           Attention:  Ms. Dina Muth
                                           Telephone:  (412) 762-9118


                                           THE SUMITOMO BANK, LIMITED, acting
                                             through its New York Branch

                                           By: /s/ Takeo Yamori
                                                --------------------------------
                                              Name: Takeo Yamori
                                              Title: Joint General manager

                                           Address for notices and Applicable
                                             Lending Office:

                                           The Sumitomo Bank, Limited, acting
                                             through its New York Branch
                                             c/o The Sumitomo Bank, Limited
                                           233 South Wacker Drive - Suite 4800
                                           Chicago, Illinois 60606
                                           Attention:  Mr. Thomas Batterham
                                           Telephone:  (312) 876-6454


                                           BAYERISCHE LANDESBANK

                                           By: /s/ John Wain
                                               ---------------------------------
                                               Name: John Wain
                                               Title: Vice President

                                           By: /s/ Peter Obermann
                                               ---------------------------------
                                              Name: Peter Oberman
                                              Title: Senior Vice President
                                                  Manager Lending Division

                                           Address for notices and
                                             Applicable Lending Office:

                                           560 Lexington Avenue
                                           New York, New York 10022
                                           Attention:  Mr. John Wain
                                           Telephone:  (212) 310-9829

                                           COMMERZBANK AKTIENGELLSCHAFT,
                                             CHICAGO BRANCH

                                           By: /s/ Douglas P. Traynor
                                               ---------------------------------
                                               Name: Douglas P. Traynor
                                               Title: Vice President

                                           By: /s/ James J. Henry
                                               ---------------------------------
                                               Name: James J. Henry
                                               Title: Vice President

                                           Address for notices and Applicable
                                             Lending Office for Base Rate Loans:

                                           Commerzbank Aktiengesellschaft,
                                             Chicago Branch
                                           311 South Wacker Drive - Suite 5800
                                           Chicago, Illinois 60606
                                           Attention:  Mr. Scott McIntosh
                                           Telephone:  (312) 408-6935

                                           Applicable Lending Office for
                                             LIBOR Loan and Bid Rate Loans:

                                           Commerzbank Aktiengesellschaft,
                                             Grand Cayman Branch
                                           c/o Commerzbank Aktiengesellschaft,
                                             Chicago Branch
                                           311 South Wacker Drive - Suite 5800
                                           Chicago, Illinois 60606


                                           THE FIRST NATIONAL BANK OF CHICAGO

                                           By: /s/ Gregory A. Gilbert
                                               ---------------------------------
                                               Name: Gregory A. Gilbert
                                               Title: Vice President

                                           Address for notices and
                                             Applicable Lending Office:

                                           One First National Plaza
                                           Suite 0151 1-14
                                           Chicago, Illinois 60670
                                           Attention:  Mr. Gregory A. Gilbert
                                           Telephone:  (312) 732-2107

                                           FLEET NATIONAL BANK

                                           By: /s/ Margaret A. Mulcahy
                                               ---------------------------------
                                               Name: Margaret A. Mulcahy
                                               Title: Vice President

                                           Address for notices and
                                             Applicable Lending Office:

                                           75 State Street
                                           MA BOF 11-C
                                           Boston, Massachusetts 02109
                                           Attention:  Ms. Margaret Mulcahy
                                           Telephone:  (617) 346-4291


                                           NATIONSBANK OF TEXAS, N.A.

                                           By: /s/ Eugene W. Bynum
                                               --------------------------------
                                               Name: Eugene W. Bynum
                                               Title: Senior Vice President

                                           Address for notices and
                                             Applicable Lending Office:

                                           901 Main Street - 51st Floor
                                           Dallas, Texas 75202
                                           Attention:  Mr. Michael Ernst
                                           Telephone:  (214) 508-1512

                                    EXHIBIT A
                                    ---------


                              FACILITY FEE AMOUNTS



      Bank                                                           Amount
      ----                                                           ------

UBS                                                                  $28,417

Morgan Guaranty Trust Company of New York                             28,417

Comerica Bank                                                         28,417

Bayerische Hypotheken-und Wechsel-Bank                                28,417
Aktiengesellschaft (New York Branch)

PNC Bank, National Association                                        22,917

Dresdner Bank AG                                                      22,875

Bayerische Landesbank                                                 21,000

Commerzbank Aktiengesellschaft, Chicago Branch                        36,000

The First National Bank of Chicago                                    21,000

Fleet National Bank                                                   36,000

NationsBank of Texas, N.A.                                            25,500

Landesbank Hessen-Thuringen Girozentrale,                             24,917
 New York Branch

The Sumitomo Bank Limited, acting                                      9,458
 through its New York Branch




                                      (A-1)

                                    EXHIBIT B
                                    ---------


                              AUTHORIZATION LETTER




                                        ---------------, 1997



Union Bank of Switzerland
  (New York Branch)
299 Park Avenue
New York, New York 10171


            Re: Amended and Restated Revolving Loan Agreement dated as of --------------, 1997 (the "Loan Agreement"; capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Loan Agreement) among us, as Borrower, the Banks named therein, and you, as Administrative Agent for said Banks


Gentlemen:

            In connection with the captioned Loan Agreement, we hereby designate any of the following persons to give to you instructions, including notices required pursuant to the Agreement, orally, by telephone or teleprocess, or in writing:

                  Lisa A. Payne
                  Richard B. McGlinn
                  Shire Rothbart
                  Mary K. Zebrowski.

            Instructions may be honored on the oral, telephonic, teleprocess or written instructions of anyone purporting to be any one of the above designated persons even if the instructions are for the benefit of the person delivering them. We will furnish you with confirmation of each such instruction either by telex (whether tested or untested) or in writing signed by any person designated above (including any telecopy which appears to bear the signature of any person designated above) on the same day that the instruction is provided to you but your responsibility with respect to any instruction shall not be affected by your failure to receive such confirmation or by its contents.

            Without limiting the foregoing, we hereby unconditionally authorize any one of the above-designated persons



                                      (B-1)
to execute and submit requests for advances of proceeds of the Loans, and notices of Elections, Conversions and Continuations to you under the Loan Agreement with the identical force and effect in all respects as if executed and submitted by us.

            You shall be fully protected in, and shall incur no liability to us for, acting upon any instructions which you in good faith believe to have been given by any person designated above, and in no event shall you be liable for special, consequential or punitive damages. In addition, we agree to hold you and your agents harmless from any and all liability, loss and expense arising directly or indirectly out of instructions that we provide to you in connection with the Loan Agreement except for liability, loss or expense occasioned by the gross negligence or willful misconduct of you or your agents.

            Upon notice to us, you may, at your option, refuse to execute any instruction, or part thereof, without incurring any responsibility for any loss, liability or expense arising out of such refusal if you in good faith believe that the person delivering the instruction is not one of the persons designated above or if the instruction is not accompanied by an authentication method that we have agreed to in writing.

            We will promptly notify you in writing of any change in the persons designated above and, until you have actually received such written notice and have had a reasonable opportunity to act upon it, you are authorized to act upon instructions, even though the person delivering them may no longer be authorized.

                                Very truly yours,

                                    THE TAUBMAN REALTY GROUP LIMITED
                                      PARTNERSHIP, a Delaware
                                      limited partnership


                                    By:
                                       -----------------------------
                                          ------------------, its
                                          authorized signatory



                                      (B-2)

                                   EXHIBIT C-1
                                   -----------


                                RATABLE LOAN NOTE



$___________                                                New York, New York
                                                              __________, 199_


            For value received, The Taubman Realty Group Limited Partnership, a Delaware limited partnership ("Borrower"), hereby promises to pay to the order of ___________ or its successors or assigns (collectively, the "Bank"), at the principal office of Union Bank of Switzerland (New York Branch) located at 299 Park Avenue, New York, New York 10171 (the "Administrative Agent") for the account of the Applicable Lending Office at the Bank, the principal sum of ________ Dollars ($____________), or if less, the amount loaned by the Bank under its Ratable Loan to Borrower pursuant to the Loan Agreement (as defined below) and actually outstanding, in lawful money of the United States and in immediately available funds, in accordance with the terms set forth in the Loan Agreement. Borrower also promises to pay interest on the unpaid principal balance hereof, for the period such balance is outstanding, in like money, at said office for the account of said Applicable Lending Office, at the time and at a rate per annum as provided in the Loan Agreement. Any amount of principal hereof which is not paid when due, whether at stated maturity, by acceleration, or otherwise, shall bear interest from the date when due until said principal amount is paid in full, payable on demand, at the rate set forth in the Loan Agreement.

            The date and amount of each advance of the Ratable Loan made by the Bank to Borrower under the Loan Agreement referred to below, and each payment of said Ratable Loan, shall be recorded by the Bank on its books and, prior to any transfer of this Note (or, at the discretion of the Bank, at any other time), may be endorsed by the Bank on the schedule attached hereto and any continuation thereof.

            This Note is one of the Ratable Loan Notes referred to in the Amended and Restated Revolving Loan Agreement dated as of ______________, 1997 (as the same may be amended from time to time, the "Loan Agreement") among Borrower, the Banks named therein (including the Bank) and the Administrative Agent, as administrative agent for the Banks. All of the terms, conditions and provisions of the Loan Agreement are hereby incorporated by reference. All capitalized terms used herein and not defined herein shall have the meanings given to them in the Loan Agreement.



                                     (C-1-1)

            The Loan Agreement contains, among other things, provisions for the prepayment of and acceleration of this Note upon the happening of certain stated events.

            No recourse shall be had under this Note against the TRG Partners except as and to the extent set forth in Section 11.02 of the Loan Agreement.

            All parties to this Note, whether principal, surety, guarantor or endorser, hereby waive presentment for payment, demand, protest, notice of protest and notice of dishonor.

            This Note shall be governed by the laws of the State of New York, provided that, as to the maximum lawful rate of interest which may be charged or collected, if the laws applicable to the Bank permit it to charge or collect a higher rate than the laws of the State of New York, then such law applicable to the Bank shall apply to the Bank under this Note.

                                   THE TAUBMAN REALTY GROUP
                                     LIMITED PARTNERSHIP, a
                                     Delaware limited partnership


                                    By:
                                       ----------------------------
                                          an authorized signatory



                                     (C-1-2)

              Amount            Amount            Balance
Date        of Advance        of Payment        Outstanding       Notation By
----        ----------        ----------        -----------       -----------

















                                     (C-1-3)

                                   EXHIBIT C-2
                                   -----------


                               BID RATE LOAN NOTE



$150,000,000                                                New York, New York
                                                              __________, 199_


            For value received, The Taubman Realty Group Limited Partnership, a Delaware limited partnership ("Borrower"), hereby promises to pay to the order of Union Bank of Switzerland (New York Branch) (the "Administrative Agent") for the account of the respective Banks making Bid Rate Loans or their respective successors or assigns (for the further account of their respective Applicable Lending Offices), at the principal office of the Administrative Agent located at 299 Park Avenue, New York, New York 10171, the principal sum of One Hundred Fifty Million Dollars ($150,000,000), or if less, the amount loaned by said Banks under their respective Bid Rate Loans to Borrower pursuant to the Loan Agreement (as defined below) and actually outstanding, in lawful money of the United States and in immediately available funds, in accordance with the terms set forth in the Loan Agreement. Borrower also promises to pay interest on the unpaid principal balance hereof, for the period such balance is outstanding, in like money, at said office for the account of said Banks for the further account of their respective Applicable Lending Offices, at the times and at the rates per annum as provided in the Loan Agreement. Any amount of principal hereof which is not paid when due, whether at stated maturity, by acceleration, or otherwise, shall bear interest from the date when due until said principal amount is paid in full, payable on demand, at the rate set forth in the Loan Agreement.

            The date and amount of each Bid Rate Loan to Borrower under the Loan Agreement referred to below, the name of the Bank making the same, the interest rate applicable thereto and the maturity date thereof (i.e., the end of the Interest Period Applicable thereto) shall be recorded by the Administrative Agent on its records and may be endorsed by the Administrative Agent on the schedule attached hereto and any continuation thereof.

            This Note is the Bid Rate Loan Note referred to in the Amended and Restated Revolving Loan Agreement dated as of ______________, 1997 (as the same may be amended from time to time, the "Loan Agreement") among Borrower, the Banks named therein and the Administrative Agent, as administrative agent for the Banks. All of the terms, conditions and provisions of the Loan Agreement are hereby incorporated by reference. All capitalized terms used herein and not defined herein shall have the meanings given to them in the Loan Agreement.



                                     (C-2-1)

            The Loan Agreement contains, among other things, provisions for the prepayment of and acceleration of this Note upon the happening of certain stated events.

            No recourse shall be had under this Note against the TRG Partners except as and to the extent set forth in Section 11.02 of the Loan Agreement.

            All parties to this Note, whether principal, surety, guarantor or endorser, hereby waive presentment for payment, demand, protest, notice of protest and notice of dishonor.

            This Note shall be governed by the laws of the State of New York, provided that, as to the maximum lawful rate of interest which may be charged or collected, if the laws applicable to a particular Bank permit it to charge or collect a higher rate than the laws of the State of New York, then such law applicable to such Bank shall apply to such Bank under this Note.


                                   THE TAUBMAN REALTY GROUP
                                     LIMITED PARTNERSHIP, a
                                     Delaware limited partnership


                                    By:
                                       -----------------------------
                                          an authorized signatory



                                     (C-2-2)

Bid                                                            Maturity (i.e.,
Rate                  Date of     Principal      Interest      Expiration of
Loan #      Bank      Advance       Amount         Rate        Interest Period)
------      ----      -------     ---------      --------      ----------------



















                                     (C-2-3)

                                    EXHIBIT D

                           LIST OF CERTAIN AFFILIATES


================================================================================
        Shopping Center                    Owner                        % Owned
                                                                         by TRG
--------------------------------------------------------------------------------
1.      Arizona Mills        Arizona Mills, L.L.C., a Delaware          36.8421%
                             limited liability company
--------------------------------------------------------------------------------
2.      Beverly Center       LaCienega Associates, a California            70%
                             general partnership
--------------------------------------------------------------------------------
3.      Biltmore Fashion     Biltmore Shopping Center Partners, an        100%
        Park                 Arizona general partnership
--------------------------------------------------------------------------------
4.      Briarwood            Briarwood, a Michigan co-partnership         100%
--------------------------------------------------------------------------------
5.      Cherry Creek         Taubman-Cherry Creek Limited Partnership,     50%
                             a Colorado limited partnership
--------------------------------------------------------------------------------
6.      Columbus City        TL-Columbus Associates, a Michigan co-       100%
        Center               partnership
--------------------------------------------------------------------------------
7.      Fairlane Town        Fairlane Town Center, a Michigan co-         100%
        Center               partnership
--------------------------------------------------------------------------------
8.      Fair Oaks            Fairfax Associates, a Virginia general        50%
                             partnership
--------------------------------------------------------------------------------
9.      Hilltop              Security Trust Company, as Trustee Under     100%
                             Trust No. 1861-0, for the benefit of
                             Richmond Associates, a Michigan co-
                             partnership
--------------------------------------------------------------------------------
10.     La Cumbre Plaza      La Cumbre Shopping Center Associates, a      100%
                             California general partnership
--------------------------------------------------------------------------------
11.     Lakeforest           Lakeforest Associates, a Maryland            100%
                             general partnership
--------------------------------------------------------------------------------
12.     Lakeside             Lakeside Mall Limited Partnership, a          50%
                             Michigan limited partnership
--------------------------------------------------------------------------------
13.     Marley Station       TKL-East, a Michigan co-partnership          100%
--------------------------------------------------------------------------------
14.     Meadowood Mall       Taubman Western Associates No. 2, a          100%
                             Michigan co-partnership
--------------------------------------------------------------------------------
15.     MacArthur Center     Taubman MacArthur Associates Limited          70%
                             Partnership, a Delaware limited
                             partnership
--------------------------------------------------------------------------------
16.     Memorial City Mall   Katy-Gessner Associates Limited              100%
                             Partnership, a Delaware limited
                             partnership
--------------------------------------------------------------------------------

================================================================================
        Shopping Center                    Owner                        % Owned
                                                                         by TRG
--------------------------------------------------------------------------------
17.     Paseo Nuevo          Paseo Nuevo Associates, a California         100%
                             general partnership
--------------------------------------------------------------------------------
18.     The Mall at Short    Short Hills Associates (f/k/a Prutaub        100%
        Hills                Joint Venture), a New Jersey general
                             partnership
--------------------------------------------------------------------------------
19.     Stamford Town        Rich-Taubman Associates, a Connecticut        50%
        Center               general partnership
--------------------------------------------------------------------------------
20.     Stoneridge           Security Trust Company, as Trustee Under     100%
                             Trust No. 1860-0, for the benefit of
                             Stoneridge Properties, a California
                             limited partnership
--------------------------------------------------------------------------------
21.     The Mall at Tuttle   Tuttle Crossing Associates, an Ohio          100%
        Crossing             general partnership
--------------------------------------------------------------------------------
22.     Twelve Oaks Mall     Twelve Oaks Mall Limited Partnership, a       50%
                             Michigan limited partnership
--------------------------------------------------------------------------------
23.     Westfarms            West Farms Associates, a Connecticut          79%
                             general partnership
--------------------------------------------------------------------------------
24.     Woodfield            Chicago Title and Trust Company, as           50%
                             Trustee Under Trust No. 46746, for the
                             benefit of Woodfield Associates, an
                             Illinois co-partnership
--------------------------------------------------------------------------------
25.     Woodland             Woodland, a Michigan co-partnership           50%
================================================================================

                                    EXHIBIT E
                                    ---------


                              SOLVENCY CERTIFICATE


            The __________ executing this certificate is the _______________ of _____________________, a ___________ ("__________"), and said ___________ is familiar with its properties, assets and businesses, and is duly authorized to execute this certificate on behalf of The Taubman Realty Group Limited Partnership, a Delaware limited partnership ("Borrower") pursuant to Section 4.01(7) of the Amended and Restated Revolving Loan Agreement dated as of _______________, 1997 (the "Loan Agreement") among Borrower, the banks party thereto (each a "Bank" and collectively, the "Banks") and Union Bank of Switzerland (New York Branch), as agent for the Banks (in such capacity, together with its successors in such capacity, the "Agent"). In executing this Certificate, such ________ is acting solely in [his] [her] capacity as the _________ of ________, and not in [his] [her] individual capacity. Unless otherwise defined herein, terms defined in the Loan Agreement are used herein as therein defined.

            The undersigned further certifies that [he] [she] has carefully reviewed the Loan Agreement and the other Loan Documents and the contents of this Certificate and, in connection herewith, has made such investigation and inquiries as [he] [she] deems necessary and prudent therefor. The undersigned further certifies that the financial information and assumptions which underlie and form the basis for the representations made in this Certificate were reasonable when made and were made in good faith and continue to be reasonable as of the date hereof.

            The undersigned  understands  that the Agent is relying on the truth
and  accuracy  of  this   Certificate  in  connection   with  the   transactions
contemplated by the Loan Agreement.

            The undersigned certifies that ___________ is Solvent.

            IN WITNESS WHEREOF, the undersigned has executed this Certificate on _____________, 1997.



                                    ------------------------------



                                      (E-1)

                                    EXHIBIT F
                                    ---------


                       ASSIGNMENT AND ASSUMPTION AGREEMENT


            ASSIGNMENT AND ASSUMPTION AGREEMENT dated as of __________, 199_, among [insert name of assigning Bank] ("Assignor"), [insert name of Assignee] ("Assignee"), The Taubman Realty Group Limited Partnership, a Delaware limited partnership ("Borrower") and Union Bank of Switzerland (New York Branch), as administrative agent for the Banks referred to below (in such capacity, together with its successors in such capacity, the "Administrative Agent").


                              Preliminary Statement
                              ---------------------


            1. This Assignment and Assumption Agreement (this "Agreement") relates to the Amended and Restated Revolving Loan Agreement (as the same may be amended from time to time, the "Loan Agreement") dated _____________, 1997 among Borrower, the banks party thereto (each a "Bank" and, collectively, the "Banks") and the Administrative Agent. All capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Loan Agreement.

            2. Subject to the terms and conditions set forth in the Loan Agreement, Assignor has made a Loan Commitment to Borrower in an aggregate principal amount of ___________ Dollars ($____________) ("Assignor's Loan Commitment").

            3. The aggregate outstanding principal amount of Assignor's Ratable Loan made pursuant to Assignor's Loan Commitment at commencement of business on the date hereof is __________ Dollars ($__________). The aggregate outstanding principal amount of Bid Rate Loans made by Assignor to Borrower at the commencement of business on the date hereof is ______________________________ Dollars ($______________).

            4. Assignor desires to assign to Assignee (a) all of the rights of Assignor under the Loan Agreement in respect of a portion of its (i) Ratable Loan and Loan Commitment thereunder in an amount equal to __________
($__________) and (ii) Bid Rate Loans in an amount equal to ______________________ Dollars ($__________________) (collectively, the
"Assigned Loan and Commitment"); and Assignee desires to accept assignment of such rights and assume the corresponding obligations from Assignor on such terms.



                                      (F-1)

            NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereto agree as follows:

            SECTION 1. Assignment. Assignor hereby assigns and sells to Assignee all of the rights of Assignor under the Loan Agreement in and to the Assigned Loan and Commitment, and Assignee hereby accepts such assignment from Assignor and assumes all of the obligations of Assignor under the Loan Agreement with respect to the Assigned Loan and Commitment. Upon the execution and delivery hereof by Assignor, Assignee, Borrower and the Administrative Agent and the payment of the amount specified in Section 2 hereof required to be paid on the date hereof, (1) Assignee shall, as of the commencement of business on the date hereof, succeed to the rights and obligations of a Bank under the Loan Agreement with a Loan and a Loan Commitment in amounts equal to the Assigned Loan and Commitment, and (2) the Loan and Loan Commitment of Assignor shall, as of the commencement of business on the date hereof, be reduced correspondingly and Assignor released from its obligations under the Loan Agreement to the extent such obligations have been assumed by Assignee. The assignment provided for herein shall be without recourse to Assignor.

            SECTION 2. Payments. As consideration for the assignment and sale contemplated in Section 1 hereof, Assignee shall pay to Assignor on the date hereof in immediately available funds an amount equal to __________
($___________) [insert the amount of that portion of Assignor's Loan being assigned]. It is understood that any fees paid to Assignor under the Loan Agreement are for the account of Assignor. Each of Assignor and Assignee hereby agrees that if it receives any amount under the Loan Agreement which is for the account of the other party hereto, it shall receive the same for the account of such other party to the extent of such other party's interest therein and shall promptly pay the same to such other party.

            SECTION 3. [Consent of Borrower and Acknowledgment by the Administrative Agent;] Execution and Delivery of Note. [This Agreement is conditioned upon the consent of Borrower and acknowledgment by the Administrative Agent pursuant to Section 12.05 of the Loan Agreement. The execution of this Agreement by Borrower and the Administrative Agent is evidence of this consent and acknowledgment, respectively. Only necessary if Assignee is not a majority owned subsidiary of a Bank or of the Parent of a Bank] Pursuant to Section 12.05 of the Loan Agreement, Borrower has agreed to execute and deliver Ratable Loan Notes payable to the respective orders of Assignee and Assignor to evidence the assignment and assumption provided for herein.



                                      (F-2)

            SECTION 4. Non-Reliance on Assignor. Assignor makes no representation or warranty in connection with, and shall have no responsibility with respect to, the solvency, financial condition, or statements of Borrower or any other party to any Loan Document, or the validity and enforceability of the obligations of Borrower or any other party to a Loan Document in respect of the Loan Agreement or any other Loan Document. Assignee acknowledges that it has, independently and without reliance on Assignor, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and will continue to be responsible for making its own independent appraisal of the business, affairs and financial condition of Borrower and the other parties to the Loan Documents.

            SECTION 5.  Governing Law.  This Agreement shall be
governed by and construed in accordance with the laws of the State of New York.

            SECTION 6. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.



                                      (F-3)

            IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their duly authorized officers as of the date first above written.

                                    [NAME OF ASSIGNOR]


                                    By:
                                       ----------------------------
                                       Name:
                                       Title:


                                    [NAME OF ASSIGNEE]


                                    By:
                                       ----------------------------
                                       Name:
                                       Title:


                                    Applicable Lending Office:


                                    Address for Notices:

                                    [Assignee]
                                    [Address]
                                    Attention:
                                                -------------------
                                    Telephone:  (   )
                                                 ------------------


                                    THE TAUBMAN REALTY GROUP
                                      LIMITED PARTNERSHIP, a
                                      Delaware limited partnership


                                    By:
                                       ----------------------------
                                        an authorized signatory


                                    UNION BANK OF SWITZERLAND
                                      (New York Branch)


                                    By:
                                       ----------------------------
                                       Name:
                                       Title:


                                    By:
                                       ----------------------------
                                       Name:
                                       Title:


                                      (F-4)

                                   EXHIBIT G-1
                                   -----------


                             BID RATE QUOTE REQUEST


                                                                          [Date]



To:         Union Bank of Switzerland (New York Branch), as
            Administrative Agent (the "Administrative Agent")

From:       [Borrower]

Re: Revolving Loan Agreement (the "Loan Agreement") dated as of _____________, 199_ among [Borrower], the Banks parties thereto and the Administrative Agent

            We hereby give notice pursuant to Section 2.02 of the Loan Agreement that we request Bid Rate Quotes for the following proposed Bid Rate Loans:

Date of Borrowing:      _______________________

Principal Amount*                         Interest Period**
----------------                          ---------------

$

            Such Bid Rate Quotes should offer a LIBOR Bid Margin.

            Terms used herein have the meanings assigned to them in the Loan Agreement.


                                    [BORROWER]



                                    By:
                                       ----------------------------
                                       Name:
                                       Title:


-------------
* Subject to the minimum amount and other requirements set forth in Section 2.02(a) of the Loan Agreement.

** Subject to the provisions of the definition of "Interest Period" in the Loan Agreement.



                                     (G-1-1)

                                   EXHIBIT G-2

                                   -----------

                         INVITATION FOR BID RATE QUOTES


To:         [Bank]

Re:         Invitation for Bid Rate Quotes to [Borrower]
            ("Borrower")

            Pursuant to Section 2.02 of the Revolving Loan Agreement dated as of _____________, 199_ among Borrower, the Banks parties thereto and the undersigned, as Administrative Agent, we are pleased on behalf of Borrower to invite you to submit Bid Rate Quotes to Borrower for the following proposed Bid Rate Loans:

Date of Borrowing:
                   ------------------------------


Principal Amount                                Interest Period
----------------                                ---------------

$


            Such Bid Rate Quotes should offer a LIBOR Bid Margin.

            Please respond to this invitation by no later than 2:00 P.M. (New York time) on [date].

                                    UNION BANK OF SWITZERLAND
                                      (New York Branch), as
                                      Administrative Agent



                                    By:
                                       ----------------------------
                                       Name:
                                       Title:


                                    By:
                                       ----------------------------
                                      Name:
                                      Title:



                                     (G-2-1)

                                   EXHIBIT G-3
                                   -----------


                                 BID RATE QUOTE


To:         Union Bank of Switzerland (New York Branch), as
            Administrative Agent

Re:         Bid Rate Quote to [Borrower] ("Borrower")

            In  response  to  your   invitation  on  behalf  of  Borrower  dated
_______________, 19__, we hereby make the following Bid Rate Quote on the following terms:

1.    Quoting Bank:
2.    Person to contact at quoting Bank:
      --------------------------------------------
3.    Date of borrowing: ____________________________*
4. We hereby offer to make Bid Rate Loan(s) in the following principal amounts, for the following Interest Periods and at the following rates:


Principal         Interest          LIBOR Bid
Amount**          Period***         Margin****

$

$

      [Provided, that the aggregate principal amount of Bid Rate Loans for which the above offers may be accepted shall not exceed $____________.]

5.    LIBOR Reserve Requirement, if any: _____________________.

------------------
      *  As specified in the related Invitation for Bid Rate
      Quotes.

** Principal amount bid for each Interest Period may not exceed principal amount requested. Specify aggregate limitation if the sum of the individual offers exceeds the amount the Bank is willing to lend. Amounts of bids are subject to the requirements of Section 2.02(c) of the Loan Agreement. *** No more than three (3) bids are permitted for each Interest Period. **** Margin over or under the LIBOR Interest Rate determined for the applicable Interest Period. Specify percentage (to the nearest 1/1,000 of 1%) and specify whether "PLUS" or "MINUS".



                                     (G-3-1)

            We understand  and agree that the offer(s) set forth above,  subject to the satisfaction of the applicable conditions set forth in the Revolving Loan Agreement (the "Loan Agreement") dated as of ____________, 199_ among [Borrower], the Banks parties thereto, and you, as Administrative Agent, irrevocably obligates us to make the Bid Rate Loan(s) for which any offer(s) are accepted, in whole or in part.

                                          Very truly yours,

                                          [NAME OF BANK]


Date:                                     By:
     -----------------------                 -----------------------------
                                              Authorized Officer



                                     (G-3-2)

                                   EXHIBIT G-4
                                   -----------


                          ACCEPTANCE OF BID RATE QUOTE


To:         Union Bank of Switzerland (New York Branch), as
            Administrative Agent (the "Administrative Agent")

From:       [Borrower]

Re: Revolving Loan Agreement (the "Loan Agreement") dated as of _____________, 199_ among [Borrower], the Banks parties thereto and the Administrative Agent

            We hereby accept the offers to make Bid Rate Loan(s) set forth in the Bid Rate Quote(s) identified below:


                Date of Bid        Principal         Interest         LIBOR Bid
Bank            Rate Quote         Amount            Period           Margin
----            ----------         ------            ------           ---------



                                          Very truly yours,

                                          [BORROWER]


                                          By:
                                             -----------------------------
                                             Name:
                                             Title:


                                     (G-4-1)